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FORM 8-K/A

CURRENT REPORT
Under Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 22, 2004

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN 55425
(Address of principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  952-853-9990

2001 KILLEBREW DRIVE, SUITE 306, MINNEAPOLIS, MN 55425

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication under Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material under Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications under Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications under Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Table of Contents

Current Report on Form 8-K

i

ii

Item 2.01  Completion of Acquisition or Disposition of Assets

Item 5.01  Changes in Control of Registrant.

On July 22, 2004, Lone Moose Adventures, Inc. (now Southwest Casino Corporation), a Nevada corporation; Lone Moose Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Lone Moose, and Southwest Casino and Hotel Corp., a Minnesota corporation, consummated a reorganization under the Agreement and Plan of Reorganization, dated July 14, 2004, by and among Lone Moose, Lone Moose Acquisition Corporation, Southwest Casino and Hotel Corp. and certain shareholders of Lone Moose.  Under the reorganization agreement, Lone Moose Acquisition merged with and into Southwest Casino and Hotel Corp.  Southwest Casino and Hotel Corp. was the surviving corporation in that merger and became a wholly-owned subsidiary of Lone Moose, which changed its name to Southwest Casino Corporation. Southwest Casino and Hotel Corp. is now a wholly-owned operating subsidiary of Southwest Casino Corporation.

Under the terms of the reorganization agreement, Lone Moose acquired 100% of the issued and outstanding shares of common stock and series C convertible preferred stock of Southwest Casino and Hotel Corp. in consideration for the issuance of 16,161,343 shares of Lone Moose common stock to shareholders of Southwest Casino and Hotel Corp.  In accordance with the reorganization agreement, each share of Southwest Casino and Hotel Corp. common stock and series C convertible preferred stock issued and outstanding immediately before the effective time was cancelled and converted automatically into the right to receive .5 shares of Lone Moose common stock.  Including 1,500,000 shares of Lone Moose common stock acquired by principal shareholders of Southwest Casino and Hotel Corp. before the reorganization under restricted stock purchase agreements, the former Southwest Casino and Hotel Corp. equity security holders now hold approximately 91.7 % of the outstanding securities of Lone Moose.

Excluding the 1,500,000 shares of Lone Moose common stock held by Southwest Casino and Hotel Corp. shareholders before the reorganization, Lone Moose had approximately 1,589,000 shares of common stock outstanding, which represent approximately 8.3 % of the outstanding securities of Lone Moose (now Southwest Casino Corporation) following the reorganization and after taking into account (i) a forward split by dividend declared on July 2, 2004 and effective July 13, 2004 on the basis of 7.4672 shares for every one share of Lone Moose common stock outstanding; (ii) the cancellation of 333,500 shares of common stock of Lone Moose (which became approximately 2,489,192 shares after the forward split) held by Christopher B. Glover and Michael C. Brown, founding shareholders of Lone Moose; (iii) the issuance of an aggregate of 150,000 shares of “restricted” Lone Moose common stock to David C. Merrell under his indemnification agreement dated June 29, 2004 for our company; and (iv) the issuance of 719,685 shares of “restricted” Lone Moose common stock to Jenson Services, Inc., a Utah corporation, under an introduction agreement dated June 29, 2004, by and between Jenson Services, Inc. and Lone Moose.

The principal terms of the reorganization agreement were:

•                  Before completion of the reorganization, Lone Moose was required to effect a forward split, which we declared on July 2, 2004 and which became effective on July 13, 2004.  All computations in this Current Report on Form 8-K take into account the forward split unless otherwise stated.

•                  Immediately after completing the reorganization, on July 22, 2004, Lone Moose sold substantially all of its adventure tour business assets to the founding shareholders of Lone Moose, Christopher B. Glover and Michael C. Brown. In exchange for these assets, Messrs. Glover and Brown (a) assumed all of the pre-closing liabilities of the adventure tour business previously operated by Lone Moose, and (b) agreed to indemnify Lone Moose (now Southwest Casino Corporation) for any liabilities or damages related to Lone Moose existence and operations before the closing of the reorganization, and (c) delivered for cancellation certificates respresenting all of the common stock of Lone Moose (an aggregate of 2,489,192 shares) held by Messrs. Glover and Brown.

•                  Upon closing, Lone Moose (now Southwest Casino Corporation) issued 16,161,343 shares of Lone Moose common stock to former Southwest Casino and Hotel Corp. shareholders upon conversion of all of the outstanding common stock and preferred stock (and other convertible securities) of Southwest Casino and Hotel Corp. After acquiring all of the outstanding common stock and preferred shares of Southwest Casino and Hotel Corp., Lone Moose (now Southwest Casino Corporation) common shares issued to former Southwest Casino and Hotel Corp. shareholders, including 1,500,000 common shares acquired by the principal shareholders of Southwest Casino and Hotel Corp. before the reorganization, represent approximately 91.7 % of the post-

reorganization outstanding common stock of Lone Moose (now Southwest Casino Corporation).

•                  As a condition of the closing, certain shareholders of Lone Moose and the principal shareholders of Southwest Casino and Hotel Corp. executed and delivered to Lone Moose (now Southwest Casino Corporation) Lock-Up/Leak-Out Agreements that cover their shares of common stock of Lone Moose (now Southwest Casino Corporation).  The Lock-Up/Leak-Out Agreements cover an aggregate of 5,119,971 (approximately 26.6%) outstanding shares.  The restrictions imposed by the Lock-Up/Leak-Out Agreements are in addition to all other restrictions applicable to sales of unregistered securities held by other shareholders.  Under the terms of the Lock-Up/Leak-Out Agreements, these shareholders will collectively be allowed to sell up to one-twelfth of each shareholder’s shares of Lone Moose common stock per month, on a cumulative basis, during a twelve-month period after satisfaction of all securities laws restrictions applicable to sales of unregistered securities.  All sales are required to be made in “broker’s transactions” as that term is defined in Rule 144 of the Securities Act of 1933, as amended.  Under the terms of these Lock-Up/Leak-Out Agreements and its agreement with its transfer agent, Southwest Casino Corporation has adequate measures in place to ensure compliance with the Lock-Up/Leak-Out Agreements.

•                  On June 7, 2004, Lone Moose shareholders approved an amendment to the Articles of Incorporation of Lone Moose that provided the Board of Directors with the ability to change the name of Lone Moose without any additional action on the part of the Lone Moose shareholders.  Immediately upon the closing of the reorganization, Lone Moose changed its corporate name to “Southwest Casino Corporation” and obtained a new CUSIP number and a new symbol “SWCC” to use on the Over-the-Counter Bulletin Board.

•                  Before closing the reorganization, at a special meting held on July 14, 2004, shareholders of Southwest Casino and Hotel Corp. approved the Agreement and Plan of Reorganization and approved the merger of Lone Moose Acquisition Corporation with and into Southwest Casino and Hotel Corp., with Southwest Casino and Hotel Corp. being the surviving corporation.

•                  All outstanding options and warrants to purchase shares of Southwest Casino and Hotel Corp. common stock were converted into options or warrants to purchase Southwest Casino Corporation common stock on the same terms and conditions as were in effect before the reorganization with appropriate adjustments as described below.  The options and warrants issued with respect to these converted options and warrants entitle holders to purchase one share of Southwest Casino Corporation common stock for every two shares of Southwest Casino and Hotel Corp. common stock that would have been issuable to the holder had the holder exercised the option and warrant before the reorganization.  The per share exercise price of the options and warrants assumed by Southwest Casino Corporation upon conversion of the Southwest Casino and Hotel Corp. options and warrants equals the pre-reorganization exercise price multiplied by two.

•                  All outstanding Southwest Casino and Hotel Corp. 8% convertible demand notes were cancelled and converted automatically into the right to receive one share of Lone Moose (now Southwest Casino Corporation) common stock for every two shares of Southwest Casino and Hotel Corp. common stock into which these demand notes were convertible before the reorganization.

•                  Upon closing the reorganization, Christopher B. Glover and Michael C. Brown, founding shareholders of Lone Moose, resigned from the Lone Moose (now Southwest Casino Corporation) Board of Directors and from their positions as officers of Lone Moose.  The Board of Directors was increased in size to three members and James B. Druck, Jeffrey S. Halpern and Thomas E. Fox were elected to serve as Directors.  In addition, James B. Druck was appointed Chief Executive Officer and Secretary, Jeffrey S. Halpern was appointed Chairman of the Board, and Thomas E. Fox was appointed President, Chief Operating Officer and Chief Financial Officer.

After effecting the reorganization, there are 19,250,386 shares of common stock of Southwest Casino Corporation (formerly Lone Moose) issued and outstanding, 1,575,000 shares of common stock of Southwest Casino Corporation reserved for issuance upon exercise of outstanding non-plan options granted previously, 50,000 shares of Southwest Casino Corporation’s common stock reserved for issuance for options granted previously under our option plan, 1,450,000 shares of Southwest Casino Corporation’s common stock reserved for future option grants under our option plan, and 2,637,500 shares of Southwest Casino Corporation reserved for issuance under outstanding warrants.  In addition, as of July 31, 2004, Southwest Casino and Hotel Corp. had outstanding an aggregate principal amount of $362,500 in Series A convertible subordinated debentures and we have offered the debenture holders the option of converting the principal amount of their debentures into Southwest Casino Corporation common stock at a rate of $1.10 per share, which is the as-adjusted conversion price for all prior conversions. Since the former shareholders of Southwest Casino and Hotel Corp. are the controlling shareholders of Southwest Casino Corporation, we will account for the reorganization as a reverse acquisition of Lone Moose by Southwest Casino and Hotel Corp. and a recapitalization of Southwest Casino Corporation.

By virtue of (i) the percentage of Southwest Casino Corporation common stock acquired in the reorganization by the former shareholders of Southwest Casino and Hotel Corp.; and (ii) the provisions of the reorganization agreement that provided for the election of the current officers and directors of Southwest Casino and Hotel Corp. to the Board of Directors of Southwest Casino Corporation, the reorganization agreement may be deemed to have involved a “change of control” of Lone Moose.

The consideration used by the former Southwest Casino and Hotel Corp. shareholders to acquire the Southwest Casino Corporation shares was the conversion of their respective shares of stock or other outstanding securities of Southwest Casino and Hotel Corp. The primary basis of the “control” by the shareholders of Southwest Casino Corporation is stock ownership.

A copy of the reorganization agreement, including all material exhibits and related instruments, accompanies this Current Report on Form 8-K and is incorporated in this Current Report on Form 8-K by reference. The summary of the reorganization agreement and the reorganization in this Current Report on Form 8-K is modified in its entirety by the reorganization agreement and related exhibits and instruments. See Exhibit 2.1.

To the knowledge of our management and based upon a review of the stock ledger maintained by Lone Moose’s transfer agent and registrar, the following table sets forth the beneficial ownership of Lone Moose securities by members of management and persons who owned more than five percent (5%) of the Lone Moose common stock before the closing of the reorganization:

Name	Positions Held	Shares Owned		Percentage of Ownership (1)
Christopher B. Glover	President and Director	1,244,596		26.4%
Michael C. Brown	Vice President, Chief Financial Officer, Treasurer, Secretary and Director	1,244,596		26.4%
James B. Druck	5% or more shareholder	500,000	(2)	10.6%
Jeffrey S. Halpern	5% or more shareholder	500,000	(2)	10.6%
Thomas E. Fox	5% or more shareholder	500,000	(2)	10.6%
	Total	3,989,192		84.7%

(1)          Based on 4,708,550 total shares of common stock outstanding immediately before the reorganization between Southwest Casino and Hotel Corp. and Lone Moose Acquisition Corporation, a wholly-owned subsidiary of Lone Moose Adventures, Inc.

(2)          Consists of 500,000 shares of Lone Moose common stock purchased from Lone Moose on June 29, 2004 at a price of $.05 per share.  These shares were subject to repurchase by Lone Moose if the reorganization was not completed by September 15, 2004.

To the knowledge of management and based upon a review of the stock ledger maintained by Lone Moose’s transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent (5%) of Lone Moose’s common stock after the closing of the reorganization, and the share holdings of the new members of management:

Name	Positions Held	Shares Owned		Percentage of Ownership (1)
James B. Druck	Director, Chief Executive Officer and Secretary	1,729,166	(2)	9.0%
Thomas E. Fox	Director, President, Chief Operating Officer and Chief Financial Officer	1,701,954	(3)	8.8%
Jeffrey S. Halpern	Director and Chairman of the Board	1,719,166	(4)	8.9%
Brian L. Foster	Vice President, Native American Operations	250,000	(5)	1.3%
	Total	5,400,286	(6)	28.0%

(1)          Based on 19,250,386 shares of Southwest Casino Corporation common stock outstanding as of July 31, 2004.

(2)          Consists of 1,112,500 shares of Southwest Casino Corporation common stock received upon conversion of 2,225,000 shares of Southwest Casino and Hotel Corp. common stock in connection with the reorganization, 500,000 shares of Southwest Casino Corporation common stock acquired June 29, 2004, and options to acquire 116,666 shares of Southwest Casino Corporation common stock at a price of $1.00 per share that are or will become exercisable within 60 days.

(3)          Consists of 1,062,500 shares of Southwest Casino Corporation common stock received upon conversion of 2,125,000 shares of Southwest Casino and Hotel Corp. common stock in connection with the reorganization, 22,788 shares of Southwest Casino Corporation owned by F&B Properties, a partnership in which Mr. Fox is a 50% general partner, received upon conversion of 45,455 shares of Southwest Casino and Hotel Corp. common stock in connection with the reorganization, 500,000 shares of Southwest Casino Corporation common stock acquired June 29, 2004, and options to acquire 116,666 shares of Southwest Casino Corporation common stock at a price of $1.00 per share that are or will become exercisable within 60 days.

(4)          Consists of 1,062,500 shares of Southwest Casino Corporation common stock received upon conversion of 2,125,000 shares of Southwest Casino and Hotel Corp. common stock in connection with the reorganization, 40,000 shares of Southwest Casino Corporation common stock owned by Mr. Halpern’s spouse acquired upon conversion of 80,000 shares of Southwest Casino and Hotel Corp. common stock in connection with the reorganization, 500,000 shares of Southwest Casino Corporation common stock acquired June 29, 2004, and options to acquire 116,666 shares of Southwest Casino Corporation common stock at a price of $1.00 per share that are or will become exercisable within 60 days.

(5)          Consists of options to acquire 250,000 shares of Southwest Casino Corporation common stock at a price of $.12 per share.

(6)          The shares held by Christopher B. Glover and Michael C. Brown, former holders of more than 5% of outstanding Lone Moose shares, were cancelled in connection with the reorganization and are no longer outstanding.

The consideration under the reorganization agreement was negotiated at “arms length,” and the directors of Lone Moose applied criteria used in similar uncompleted proposals involving Lone Moose in the past, the last reported trading price of Lone Moose shares, the relative value of the assets of Lone Moose in comparison to those of Southwest Casino and Hotel Corp, Southwest Casino and Hotel Corp.’s present and past business operations, the future potential of Southwest Casino and Hotel Corp., its management, and the potential benefit to the shareholders of Lone Moose.  The Board of Directors determined that the consideration for the conversion was reasonable, under these circumstances.

Except for 500,000 shares of “restricted” Lone Moose common stock acquired by each of the principal shareholders of Southwest Casino and Hotel Corp. under Stock Purchase Agreements dated June 29, 2004 in connection with the reorganization, no director, executive officer or five percent or more shareholder of Lone Moose had any direct or indirect interest in Southwest Casino and Hotel Corp. or the shareholders of Southwest Casino and Hotel Corp. before the completion of the reorganization.

Lone Moose, now Southwest Casino Corporation, is a successor to and intends to continue the business operations previously conducted by Southwest Casino and Hotel Corp. References to “Southwest,” the “Company,” “our,” “we,” “us” and words of similar import refer to Southwest Casino Corporation and its wholly-owned subsidiary, Southwest Casino and Hotel Corp.

Form 10-SB

Part I

Forward-looking Statements.

Statements in this Current Report on Form 8-K and Form 10SB that are not purely historical are forward-looking statements with respect to our goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business, including, without limitation, (a) statements regarding our ability to raise capital, and (b) statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” “projects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “targets” or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including general economic or industry conditions, nationally and/or in the communities in which we conduct our business; changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; or other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Accordingly, our actual results may differ materially from the expected results described in these statements.  Forward-looking statements speak only as of the date they are made.  We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

In reviewing this Current Report on Form 8-K, you should carefully consider the matters concerning Southwest Casino
Corporation described under the heading “Risk Factors” below and all other information in this Current Report on Form 8-K.

RISK FACTORS

We have an accumulated deficit and a history of uncertain profitability.  We have incurred substantial operating losses since inception and had an accumulated deficit of $7,118,314 as of June 30, 2004. We have incurred additional losses of $453,153 during the first six months of 2004 and contemplate a loss for full year 2004. These losses are primarily the result of expenses related to our ongoing pursuit of new gaming opportunities. There can be no assurance that we will be able to sustain profitability on a quarterly or annual basis in future periods.  Our future operating results will depend upon a number of factors, including (a) the continuing profitability of our Oklahoma and Colorado Operations; (b) our ability to maintain our current gaming licenses and to obtain additional gaming licenses for new or expanded gaming facilities; (c) our ability to continue to maintain our contractual and working relationships with the Cheyenne and Arapaho Tribe of Oklahoma and to establish working relationships with other Native American tribes involved in gaming; and (d) our ability to successfully identify, and obtain all necessary approvals and funding related to, any additional future gaming opportunities.

We have a continuing need for additional capital. We anticipate that we will need substantial additional funding for our current Oklahoma and Colorado operations and to effectuate our plans to develop a harness racing track and card room in Minnesota if it is approved.  Moreover, our operating plans and financing needs are subject to change depending on, among other things, market conditions and opportunities; land, equipment or other asset-based financing that may be available in connection with our development of gaming facilities; cash flow from operations, if any; and the number of new gaming projects that we pursue. While additional funds may be provided through borrowings from institutional investors or project partners, equipment leasing or other forms of debt or equity financing, we do not have any unconditional commitments relating to additional financing and we cannot assure you that additional financing will be available when required. Even if financing is available when required, we cannot assure you that it will be on terms favorable to us and our security holders in terms of cost or dilution.

We will continue to face intense competition in the gaming industry.  The gaming industry, including the development, operation and management of racetracks and other types of facilities, is highly competitive, especially given the rapid rate at which the industry is expanding. For example, a number of management companies may make proposals to a particular tribe for the development and management of a single Indian gaming facility, and any gaming facilities developed or managed by us will compete with a rapidly expanding number of other gaming facilities of varying quality and size, including gaming facilities that are part of national or regional chains, and other forms of gaming and entertainment. Many of our competitors have substantially greater financial and personnel resources than we do. Competition in the future may also be affected by overbuilding which can adversely affect patronage levels. Given the current regulatory climate and limited number of lucrative gaming opportunities available, competition is likely to become more intense in the future.

Risks Associated with the Pursuit of New Gaming Projects.  We have pursued, are pursuing, and will continue to pursue new gaming projects that involve substantial pre-development commitments of time and money with no assurance we will receive the approvals needed to develop and operate the proposed gaming facility. A number of these projects require legislation or voter approval, which not only increases the cost of such projects but also extends the time required to obtain licenses, complete development and begin operations. As an example, the Company and its partner, Missouri businessman Robert Low, have been pursuing the development of a gaming project on the White River at Rockaway Beach, Missouri that requires a constitutional amendment to the Missouri State Constitution.  After expending substantial funding and time in the pursuit of this venture, the ballot initiative was defeated by Missouri voters on August 3, 2004.  Along with the City of Rockaway Beach and Robert Low, we must now evaluate whether to continue to pursue this opportunity.

We, and the gaming industry as a whole, are heavily regulated and any change in the regulatory environment could have a material adverse effect on our business and operations.  The gaming industry is highly regulated at the federal and state levels and gaming on tribal land is further regulated by the National Indian Gaming Commission and the Bureau of Indian Affairs. The process of complying with all applicable government and tribal regulations is complex and requires us to expend substantial time and resources. We can not assure you that we will be able to comply on a continuous or timely basis with all applicable regulations, and delays in compliance, or failure to comply, could have a material adverse effect on our business, financial condition, results of operations and our ability to maintain and obtain needed licenses. Changes in existing regulations or the adoption of new regulations at the federal level or in the states in which we operate or pursue new opportunities could delay or prevent our compliance with those regulations. Our failure to comply with applicable laws or regulations, whether federal, state or tribal, could result in, among other things, the termination of management agreements to which we are a party or the suspension of some of our operations, both of which would have a material adverse effect on our business.

We will continue to face legislative and judicial hurdles and adverse legislative and judicial changes.  The legislative and judicial environments related to Indian and non-Indian gaming are dynamic and change rapidly. Any federal, state or tribal action, adverse legislation, or judicial or regulatory ruling that limits gaming or constricts the scope of our gaming operations could have a material adverse effect on the gaming industry or our operations and financial condition. For example, in 2002 we had a profitable consulting arrangement with the Alabama-Coushatta Tribes of Texas that was terminated due to an adverse ruling from federal district court in favor of the State of Texas.

Successful Native American gaming opportunities typically depend upon securing and maintaining Tribal-State gaming compacts which are subject to substantial uncertainty.  The Indian Gaming Regulatory Act of 1988 (“IGRA”) provides the framework for the regulation of Class II and Class III gaming on Indian land.  Before Class III gaming (video games including video slots and video blackjack; table games like blackjack, craps and roulette; and other gaming events like pari-mutuel wagering) may be conducted on Indian land, the IGRA requires that the applicable tribe and host state negotiate a tribal-state compact authorizing gaming on the tribe’s land. Tribal-state compacts specify how Class III gaming is to be conducted and allocates oversight responsibilities between the tribe and the state.  A tribal-state compact is not currently required to conduct Class II gaming for Native American tribes subject to the IGRA.

We believe that the management and operation of Class III casinos generally present significantly greater revenue opportunities than Class II gaming facilities.  However, our ability to enter into Class III casino management agreements is dependent upon states entering into tribal-state compacts that permit Class III gaming. The majority of states have not entered into tribal-state compacts that permit Class III gaming.  We cannot predict with any certainty (a) which additional states, if any, will approve Class III gaming on Indian land; (b) the timing of any such approval; (c) the types of gaming that may be permitted by any tribal-state compact; or (d) whether any state will attempt to renegotiate or take other steps that may adversely affect existing tribal-compacts.

Many states have resisted, and certain states continue to resist, entering into tribal-state compacts. This resistance has, at times, resulted in litigation. Interpretations by federal district courts of the scope of any particular state’s obligations to negotiate a tribal-state compact have varied widely and depend in part on the laws of the particular state in which a tribe is seeking to negotiate a compact. The failure or delay of states to compact with tribes, the repeal or adverse legal interpretation of tribal-state compacts, or the enactment of amendments that limit or affect the types or number of games that can be operated on Indian land under such compacts, could all have a material adverse effect on our business and current and proposed operations.

Our facilities and operations, as well as our key personnel and some of our security holders, are subject to government and tribal background investigations.  Failure to complete these investigations satisfactorily could adversely affect our business and operations. Our facilities and business operations on Indian land are subject to approval, regulation and oversight by, among others, the National Indian Gaming Commission, the Bureau of Indian Affairs, the Secretary of the Interior and various tribal authorities. For example, all management agreements (and extensions or renewals of such agreements) for Class II or Class III gaming facilities on Indian land must be approved by the NIGC and the terms of these management agreements must conform to various NIGC requirements. The NIGC will not approve management agreements for Class II Indian gaming facilities (such as our Oklahoma operations) unless federally conducted background checks of our directors and officers, some of our security holders, and other parties interested in our management agreements have been completed satisfactorily. States entering into tribal-state compacts under which we may manage Class III gaming facilities may have similar (or more stringent) requirements for background checks.

Our non-Indian operations are subject to similar requirements. For example, the State of Colorado currently requires extensive background checks in connection with an application for gaming licenses.  Background checks and related approvals may take many months to complete.  The NIGC may, in its discretion, also conduct background checks with respect to Class III management contracts. Although the NIGC has approved our current management agreement with the Cheyenne and Arapaho Tribes of Oklahoma, including the recent extension, as we pursue additional Indian and non-Indian opportunities (or as new directors or management personnel are added), we cannot assure you that the necessary background investigations will be completed satisfactorily. Furthermore, the NIGC continues to adopt procedures that effectively expand the NIGC’s role in the classification of Native American gaming devices and which, if adopted in their present form, could have a material adverse effect upon our operations.

We face risks in connection with obtaining, maintaining and renewing gaming licenses required for the conduct of our business.  The development and management of gaming facilities are subject to extensive licensing requirements and we cannot assure you that we will be able to obtain or maintain all necessary licenses, approvals and other clearances from regulatory authorities having jurisdiction over our gaming facilities.  Although we, and our affiliates, have obtained the governmental licenses, permits and approvals we believe are necessary for the development and continued management of the Oklahoma and Colorado operations, we can not assure you that we will be able to maintain or renew the necessary licenses, approvals and other clearances required for our operations.

All licenses that have been or may be obtained by us, or our affiliates, are subject to various conditions and in many cases will be subject to renewal.  Notwithstanding the fact that we have earned a good reputation at federal, state and tribal levels relative to compliance and licensing ability, there is always the possibility that a failure to comply with gaming regulations or the conditions of any license we hold could have an adverse effect upon our ability to secure, maintain or renew our gaming licenses.  We were recently fined $50,000 by the Colorado Division of Gaming for failure to properly maintain and review statistical data on slot machine performance after receiving a warning letter regarding this deficiency and failing to comply with its recommended action for correction of the deficiency. We entered into a Stipulation and Agreement with the Colorado Limited Gaming Control Commission in which we admitted that we failed to comply with the applicable gaming regulations and agreed to take corrective action immediately. As part of these proceedings, James Druck, in his capacity as Manager of the facility in question, without any admission of guilt, has agreed to take the steps required to insure our compliance in this matter and, further, has agreed to pay the sum of $5,000 to Colorado’s Limited Gaming Fund as reimbursement for expenses incurred by Colorado in this investigation.  It is difficult to predict with any certainty whether, and to what extent, this occurrence may have a material adverse effect on our business or adversely affect our ability and the ability of our key personnel to obtain or retain required licenses in Colorado. In addition, we must disclose this violation to other jurisdictions in which we hold or apply for gaming licenses. It is difficult to predict what impact, if any, that disclosure may have on our licensability in those jurisdictions.

We face special risks related to investments in Indian gaming facilities.  Investment in Indian gaming facilities involves numerous special risks in addition to those usually associated with contractual arrangements or real estate development. Advances made by us to develop, construct and equip Indian gaming facilities will not result in our ownership of, or any security interest in, the gaming facilities located on Indian land or in the Indian land itself.  Our ability to build and maintain healthy personal and professional relationships with tribes and their officials is critical to the success and longevity of our current and proposed gaming activities and our ability to successfully obtain, develop, effectuate, retain and renew management or other types of service agreements.  As sovereign nations, tribes establish their own governmental systems under which tribal officials as well as tribal boards, commissions, committees and other bodies are subject to replacement by appointment or election and to policy changes.  Our relationship with a tribe could deteriorate for various reasons, including a change in tribal government or tribal policies.  Deterioration in the relationships between us and individual officials or collective bodies of any tribes with whom we deal could have a material adverse effect on our business and operations.  Similarly, our business relationships with Indian tribes, and revenues generated through service agreements with Indian tribes, could be adversely affected or even eliminated as the result of regulatory or judicial actions taken against the tribe itself, or against a tribe’s leaders or members as individuals. In addition, any investigation of an Indian tribe or tribal member that we work with could lead to an investigation of our relationship with that tribe or tribal member.

We face specific risks and are subject to limitations under our current Oklahoma Agreement.  The duration of the Oklahoma Agreement was recently extended until May 19, 2007, and can be further extended only with the consent of the Cheyenne and Arapaho Tribes. We cannot assure you that any further extension will be granted.  In addition, the NIGC and the Tribes have the power to unilaterally terminate or void the Oklahoma Agreement under certain circumstances.

We have limited recourse against Indian Tribes. Indian tribes are sovereign nations that are generally immune from legal proceedings commenced in state or federal courts, and congressional policy has mandated the limited liability of Indian tribes. In addition, because regulatory authorities have broad discretion when granting, renewing or revoking licenses, approvals and other clearances related to the development, management or operation of gaming facilities, an Indian tribe that desires to terminate a management contract with a third party management company may simply elect to refuse to renew a tribal gaming license based upon a minor technical default.  As a result, repayment of any funds advanced by us to, or on behalf of, tribes in connection with the development or expansion of a gaming facility, and any additional return from participation in payments made under gaming management agreements, will depend upon (a) our ability to enter into, and obtain requisite regulatory approval with respect to, effective management agreements; (b) the successful development and operation of the gaming facility; and (c) in light of our limited recourse against any tribe for breach of any agreement, the willingness of the tribe to comply with its obligations under the applicable agreement.

For the foregoing reasons, if a tribe were to breach a management agreement with us, our sole recourse to collect amounts owed to us under our agreements with a tribe may be to attach undistributed or future proceeds, if any, from the operation of the tribe’s gaming facilities. If gaming operations fail to develop or, if developed, cease to operate for any reason, our prospects for payment of amounts owed to us are minimal.  Accordingly, if we advance significant funds to tribes for the development, construction and furnishing of gaming facilities, we may not be able to recover those funds.

We face risks related to the nature of the gaming industry, including adverse economic and political conditions and changes in the legislative and land use regulatory climate.  Similar to investment in other entertainment enterprises, adverse changes in general and local economic conditions may adversely impact investments in the gaming industry.  Examples of economic conditions subject to change include, among others, (a) competition in the form of other gaming facilities and entertainment opportunities; (b) changes in regional and local population and disposable income; (c) unanticipated increases in operating costs; (d) restrictive changes in zoning and similar land use laws and regulations, or in health, safety and environmental laws, rules and regulations; (e) risks inherent in owning, financing and developing real estate as part of our casino operations, (f) the inability to secure property and liability insurance to fully protect against all losses, or to obtain such insurance at reasonable costs; (g) seasonality; (h) changes or cancellations in local tourist, recreational or cultural events; and (i) changes in travel patterns or preferences (which may be affected by increases in gasoline prices, changes in airline schedules and fares, strikes, weather patterns or relocation or construction of highways, among other factors).

The success of our current operations and our future growth potential are dependent upon key personnel and will, in the future, be increasingly dependent on our ability to attract and retain additional qualified managers and personnel.  Our success depends to a significant extent upon the efforts and abilities of Executive Officers, James B. Druck, Thomas E. Fox, Jeffrey S. Halpern and Brian L. Foster.  We have entered into employment agreements with Messrs. Druck, Fox and Halpern and other employees, including Patrick Minchey and George Burkhardt. Each of these individuals has developed relationships and experience in the gaming industry that are integral to our success.  The loss of the services of one or more of these individuals could have a material adverse effect on our business and current and proposed operations.

We will also be required to recruit and retain a significant number of management, administrative and other employees for any of our proposed gaming facilities that may come to fruition.  We anticipate that we will be required to develop and undertake a major training program at each new facility that we may develop or manage.  In addition, with regard to facilities on Indian land, we will generally be required to recruit and give preference to individuals of Native American heritage in order to comply with various tribal employment rights ordinances that have been adopted by most tribes, including the Cheyenne and Arapaho Tribes. While we believe that we will be able to attract and retain a sufficient number of employees to satisfy our current and future requirements, the competition for such employees, particularly at the management level, will increase significantly in the future if the gaming industry expands throughout the United States.  There can be no assurance that we will be able to attract and retain the personnel required to successfully operate our business.

In addition, now that we are conducting our gaming operations as a publicly owned corporation, we are subject to regulations under state and federal securities laws such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and the Sarbanes-Oxley Act. Compliance with these laws and regulations will require that we add personnel and recruit independent members for the Board of Directors. All of these directors and some new personnel must complete background investigations before joining our company or performing any services for us. Requiring potential directors and employees to complete these investigations may make it more difficult to recruit qualified candidates and delays in completing background investigations could adversely impact our business and, in the case of director candidates, our ability to comply with Sarbanes-Oxley Act requirements regarding director independence on a timely basis.

The success of our current operations and our future growth potential are dependent upon our relationship with and the performance of certain third parties.  The successful operation of our various proposed gaming facilities will be dependent to a significant extent on the efforts of third parties.  For example, (a) with respect to any facility located on Indian land, we will not own the facility and will depend on the performance by a tribe of its obligations under the applicable management agreement; (b) with respect to the harness racing track and card room proposed for Minnesota, the success of that project will depend to a great extent on the expertise our 50/50 partner in that venture, MTR-Harness, Inc., an affiliate of MTR Gaming Group, Inc., in managing racing facilities as well as the ability of our financing sources to meet their commitments to us; and (c) finally, with respect to any other project pursued by us, we may need to form partnerships or secure third party funding in order to meet the financial requirements that will likely transcend our own financial resources. The failure of any third party to perform its contractual obligations to us could have a material adverse effect on our business and operations.  In addition, depending upon the structure of any particular joint venture, we may be held responsible for the acts or omissions of our co-venturers.

We face risks related to the diminishing control of our existing management.  Our directors and executive officers currently beneficially own (together with their spouses, on a fully-diluted basis and including shares that may be received in connection with the exercise of outstanding options and warrants) approximately 28% of the outstanding shares of our Common Stock. By virtue of the forgoing, our directors and executive officers will have limited voting influence in connection with the election of our future directors and the control of our business and affairs.

Because our common stock is traded on the OTC Bulletin Board, your ability to sell your shares in the secondary trading market may be limited.  Our common stock is traded currently on the over-the-counter market on the OTC Bulletin Board.  Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and limited coverage by security analysts and the news media, if any, of our company.  As a result, prices for shares of our common stock may be lower and more volatile than might otherwise prevail if our common stock was quoted on the Nasdaq Stock Market or traded on a national securities exchange, like The New York Stock Exchange or American Stock Exchange.

Because our shares are “penny stocks,” you may have difficulty selling them in the secondary trading market.  Federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called “penny stocks,” which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues.  Since our common stock currently trades on the OTC Bulletin Board at less than $5.00 per share, our common stock is a “penny stock” and may not be traded unless a disclosure schedule explaining the penny stock market and associated risks is delivered to a potential purchaser before any trade.

In addition, because our common stock is not listed on Nasdaq or any national securities exchange and currently trades at less than $5.00 per share, trading in our common stock is subject to Rule 15g-9 under the Exchange Act.  Under this rule, broker-dealers must take certain steps prior to selling a “penny stock,” which steps include:

•                  obtaining financial and investment information from the investor;

•                  obtaining a written suitability questionnaire and purchase agreement signed by the investor; and

•                  providing the investor a written identification of the shares being offered and the quantity of the shares.

If the broker-dealer does not follow these penny stock rules, the investor has no obligation to purchase the shares.  The application of these comprehensive rules will make it more difficult for broker-dealers to sell our common stock and our shareholders, therefore, may have difficulty selling their shares in the secondary trading market.

To insure compliance with gaming regulations, we intend to seek shareholder approval to amend our Articles of Incorporation to place restrictions on ownership of our securities and add other considerations that could have anti-takeover effects.  In the near future, we intend to amend the Articles of Incorporation of Southwest Casino Corporation so that they are similar to the current Articles of Incorporation of Southwest Casino and Hotel Corp. Once amended, our Articles of Incorporation will provide that no person or entity may become one of our 10 largest shareholders, or the beneficial owner of 5% or more of our capital stock, unless such person or entity (a) agrees to provide personal background and financial information to gaming authorities, (b) consents to a background investigation, and (c) responds to questions from gaming authorities.  Whether or not a shareholder is one of our 10 largest shareholders or a 5% shareholder, the amended Articles of Incorporation will provide that we may repurchase, at fair market value, shares held by any person or entity (y) who refuses to provide information requested by us or any gaming authority or (z) whose status as a shareholder, in the judgment of our Board of Directors, may result in the disapproval, modification, loss, non-renewal or non-reinstatement of any management agreement, or any of our licenses, approvals or consents from any gaming authority or any other governmental agency. This planned amendment to our Articles of Incorporation is subject to shareholder approval.

Item 1.  Description of Business.

(a)                               Business Development.

Lone Moose.

For information regarding the organization and business development of Lone Moose, see Lone Moose’s annual report on Form 10-KSB for the fiscal year ended March 31, 2004, which was filed with the SEC on June 29, 2004, and is incorporated herein by reference and Lone Moose’s quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2004, which was filed with the SEC on July 22, 2004, and is incorporated herein by reference.

Lone Moose effected a reverse split of its outstanding common stock on the basis of .6667 share for every one share owned on June 7, 2004.

Lone Moose effected a forward split by dividend of its outstanding common stock on the basis of 7.4672 shares for every one share of outstanding Lone Moose common stock, which we declared on July 2, 2004 and which became effective July 13, 2004.

On July 14, 2004, Lone Moose entered into and delivered the Agreement and Plan of Reorganization with certain of its principal shareholders, Southwest Casino and Hotel Corp. and Lone Moose Acquisition Corporation.

On July 22, 2004, Lone Moose completed the closing of its acquisition of Southwest Casino and Hotel Corp. under the terms of the Agreement and Plan of Reorganization whereby Southwest Casino and Hotel Corp. became a wholly-owned subsidiary of Lone Moose.

Upon the closing of its acquisition of Southwest Casino, Lone Moose changed its corporate name to “Southwest Casino Corporation.”

Southwest Casino and Hotel Corp.

We were organized under the laws of the State of Minnesota, in 1992, under the original name “Southwest Casino and Hotel Ventures, Inc.” Initially, we pursued management contracts for gaming facilities with Native American tribes. In 1993, Southwest Casino and Hotel Corp. was the first company approved by the National Indian Gaming Commission as a management contractor in connection with our management contract with the Cheyenne and Arapaho Tribes of Oklahoma for a gaming facility in Concho, Oklahoma. The original term of our agreement with the Cheyenne and Arapaho Tribes was seven years. In 1999 we extended the agreement for an additional three years. In 2001, we amended the agreement to add a second gaming facility in Clinton, Oklahoma. We amended the management agreement again in 2003 to extend our relationship until 2007. We have also entered into an amendment to the management agreement to add a third gaming facility in Canton Lake, Oklahoma. We are waiting for approval of that amendment from the National Indian Gaming Commission. Construction of the new facility will start upon obtaining National Indian Gaming Commission approval and the requisite financing.

During 1998 and 1999, we secured three gaming licenses to operate the Gold Rush, Gold Digger’s and Uncle Sam’s casinos in Cripple Creek, Colorado. Cripple Creek is one of three historic mining towns in Colorado permitted to engage in limited stakes ($5.00 limit) gaming. All three properties were either closed or near closing when we acquired them.

In addition to managing Native American gaming facilities and owning and operating our own casinos, we also provide consulting services for gaming operations. In 1999, we entered into an eight month consulting agreement with the Fort Sill Apache Tribe related to their gaming operations in Lawton, Oklahoma. We worked with the Tribe to establish internal controls, train Tribal members in proper operation of the facility and move the project from breakeven financially to significant profitability.

In May 2001, we entered into a consulting agreement with the Alabama-Coushatta Tribe of Texas to assist them in opening a Tribal casino in Livingston, Texas. The operation was profitable for eight months. However, when the facility opened there was a dispute between the Tribe and the State of Texas regarding the Tribe’s authority to operate a casino and the types of gaming that were permitted there. The Tribe commenced a Declaratory Judgment Action against the State of Texas seeking to clarify the scope of gaming issues.  The Federal District Court for the State of Texas permitted the Tribe to open and operate the enterprise in November 2001 pending resolution of this litigation. In June 2002, the Court ruled that the Tribe was not entitled to engage in casino gaming and directed them to close the facility. The facility closed in accordance with the Court’s order in July 2002. The Tribe continues to seek legislation or other authorization to permit them to reopen.

Gold Rush I, LLC, a wholly-owned subsidiary of Southwest Casino and Hotel Corp., filed a voluntary petition for Chapter 11 protection under the United States Bankruptcy Act as a result of a dispute over rent with the landlord of the Gold Rush and Gold Digger’s Casinos in Cripple Creek, Colorado. Gold Rush I was successful in its litigation against the landlord regarding the rent dispute and emerged from bankruptcy when the Bankruptcy Court confirmed its reorganization plan, which provided for full payment to all creditors with interest, on January 10, 2003.

In 2002 and 2003, we identified two additional business opportunities. We entered into a development contract with the city of Rockaway Beach, Missouri to assist them in the development of a downtown redevelopment and riverboat casino. Rockaway Beach is located on the White River. We launched an initiative to amend the Missouri Constitution to enable riverboat gaming on the White River at Rockaway Beach. That initiative went to popular vote in the state on August 3, 2004 and was unsuccessful.

In December 2003, we filed an application with the Minnesota Racing Commission to develop a harness race track, harness race simulcast facility and card room in the northeast quadrant of the Minneapolis-St. Paul, Minnesota metropolitan area. The application is pending.

On July 14, 2004, Southwest Casino and Hotel Corp. entered into and delivered the Agreement and Plan of Reorganization with Lone Moose, certain of its principal shareholders and Lone Moose Acquisition Corporation.  Southwest Casino and Hotel Corp.’s shareholders also approved the reorganization on July 14, 2004.

On July 22, 2004, Lone Moose Acquisition Corporation completed the closing of its merger with and into Southwest Casino and Hotel Corp. under the terms of the Agreement and Plan of Reorganization whereby Southwest Casino and Hotel Corp. became a wholly-owned subsidiary of Lone Moose.

Upon the closing of its acquisition of Southwest Casino and Hotel Corp., Lone Moose changed its corporate name to “Southwest Casino Corporation.”

(b)                               Business of Company.

Principal Products or Services and Markets.

Since its inception, Lone Moose engaged in limited operations primarily related to the provision of adventure tours in the State of Utah. Immediately after closing the reorganization in which Southwest Casino and Hotel Corp. became a wholly-owned subsidiary of Lone Moose, Lone Moose sold substantially all of the assets and liabilities of Lone Moose’s adventure tour business to the founding shareholders of Lone Moose. Southwest Casino Corporation (formerly Lone Moose) does not intend to engage in the adventure tour business.

Southwest Casino develops, owns, operates and manages casinos, gaming facilities and related amenities in various markets across the United States.  Based in Minneapolis, Minnesota, Southwest Casino currently has gaming operations in Oklahoma and Colorado with approximately 190 full and part-time employees.  We also manage 290 employees of the tribal enterprises of the Cheyenne and Arapaho Tribes under our management contract for those facilities. Our growth plans include the diversification and expansion of existing operations, project development and the pursuit of new gaming opportunities.

Southwest Casino owns and operates three gaming facilities in Cripple Creek, Colorado. Cripple Creek is a small, historic mining town near Colorado Springs that is permitted to engage in limited stakes ($5.00 limit) gaming. Nineteen casinos operate currently in Cripple Creek. The combined Gold Rush and Gold Digger’s facilities offer approximately 391 slot machines and a 4-table game area while Uncle Sam’s Casino features approximately 67 slot machines.  We also own and operate the Palladium, an outdoor amphitheater adjacent to the Gold Rush and Gold Digger’s facilities that offers live entertainment and other special events.

Southwest Casino provides management services in connection with two Lucky Star Casino facilities, one located in Concho, Oklahoma and the other located in Clinton, Oklahoma, under the terms of a management agreement with the Cheyenne and Arapaho Tribes of Oklahoma.  We anticipate that a third gaming facility will be developed at Canton Lake, Oklahoma, if and when the requisite approvals and financing are secured.

In the past, Southwest Casino leased and operated B.B. Cody’s Casino in Deadwood, South Dakota. We successfully negotiated a termination of that lease effective March 10, 2004.  We completed the withdrawal, storage and transfer of our South Dakota equipment, and the other tasks related to the wind down of our South Dakota operations, in April of this year.

In December 2003, we filed an application for licensing with the Minnesota Racing Commission to develop and operate a harness racing track and card room facility on approximately 180 acres of land in Columbus Township, Anoka County, Minnesota.  Assuming we receive all requisite approvals and project financing, we will share the ownership and operation of this project with our 50/50 partner, MTR-Harness, Inc., an affiliate of MTR Gaming Group, Inc., through a jointly owned subsidiary, North Metro Harness Initiative, LLC.  If successfully implemented, this racing facility would offer pari-mutuel wagering on a 5/8-mile track with combined seating for over 2,000 track, restaurant and card room patrons.  In addition, the facility would accommodate simulcast wagering on live harness racing events broadcast into the facility.  As part of this harness initiative, we will seek authority from the Minnesota Racing Commission to operate a card room with approximately 50 gaming tables. Before we can open this card room, we must conduct at least 50 days of live racing at the track.

We have also pursued, through Southwest Missouri Gaming, LLC, a Missouri limited liability company, 30% of which is owned by our wholly-owned subsidiary, SW Missouri, LLC, and 70% of which is owned by Robert E. Low, a Missouri businessman and Mississippi casino owner, an opportunity to develop and operate a riverboat gaming facility on the White River in Rockaway Beach, Missouri that required an amendment to the Missouri State Constitution.  On August 3, 2004, an amendment to the Missouri state constitution to legalize riverboat gaming on the White River was defeated.  Along with the City of Rockaway Beach, Missouri and Robert E. Low, we must now evaluate whether to continue to pursue this opportunity.

Distribution Methods of Products or Services.

Not Applicable.

Status of any Publicly Announced New Product or Service.

Through North Metro Harness Initiative, LLC, Southwest Casino and its 50 percent partner MTR-Harness, Inc., an affiliate of MTR Gaming Group, Inc. are pursuing a license for a harness racing track and card room north of the Twin Cities of Minneapolis and St. Paul, Minnesota. The application is pending before the Minnesota Racing Commission. In addition, we continue to work with the local community, Columbus Township, and several other state and local government agencies to secure all other permits and approvals necessary for construction and operation of the facility. Because the Commission and the other government agencies have considerable discretion in determining whether and when to rule on our various applications and submissions, we do not know when a final determination on our application may be made. Our license application is opposed by several groups and individuals opposed to gaming and the operators of an existing thoroughbred horse racing and card room facility on the southwest side of the Twin Cities metropolitan area.

On August 3, 2004, voters in the State of Missouri defeated a proposed amendment to the state constitution that would have permitted construction and operation of a riverboat gaming facility on the White River. Approval of this amendment was needed in order to continue development of a riverboat casino in Rockaway Beach, Missouri in which we own a 30 percent interest.  Currently, we are reviewing our options with Robert E. Low, our partner.

Competitive Business Conditions.

The gaming industry, including the development, operation and management of racetracks and other types of facilities, is highly competitive, especially given the rapid rate at which the industry is expanding.  For example, a number of management companies may make proposals to a particular tribe for the development and management of a single Indian gaming facility, and any gaming facilities developed or managed by us will compete with a rapidly expanding number of other gaming facilities of varying quality and size, including gaming facilities that are part of national or regional chains, along with other forms of gaming and entertainment.  Similarly, with respect to projects we are pursuing or may pursue in the future, new competitors could surface at any time and present alternative proposals for consideration. Many competitors have available to them substantially greater financial and personnel resources than us. Competition in the future may also be affected by overbuilding which can adversely affect patronage levels. Given the current regulatory climate and limited number of new gaming opportunities, it is likely that competition in our industry will intensify in the future.

The potential approval of a gaming compact that would permit expansion of Native American gaming opportunities in Oklahoma has already caused an increase in competition in the Oklahoma gaming market. If Oklahoma voters approve entering into the compact in the November 2004 election, we expect competition in this market, in which we currently manage two facilities and plan to develop a third for the Cheyenne and Arapaho Tribes, to increase even further.

Competitive concerns also drive one of the main sources of opposition to our application for a license for a harness racing track and card room on the northeast side of the Twin Cities of Minneapolis and St. Paul, Minnesota. A thoroughbred racing track and card room facility on the southwest side of the Twin Cities metropolitan area actively opposes our application on the grounds that competition from our facility would adversely affect their business. Under Minnesota law, the Minnesota Racing Commission must determine that our proposed harness racing track will not create a competitive situation that will adversely affect the horse racing industry or the public interest.

For more information regarding the competitive environment in which we operate, please see the Risk Factors section in this Current Report on Form 8-K.

Sources and Availability of Raw Materials.

Not Applicable.

Dependence on One or a Few Major Customers.

Our current gaming activities are concentrated in our Oklahoma and Colorado operations. The loss of any of these opportunities or constriction in the scope or types of gaming permitted in these facilities would have a material adverse effect on our business.

We generate a significant portion of our revenue through our management agreement with the Cheyenne and Arapahoe Tribes of Oklahoma for the Lucky Star casinos in Concho, Oklahoma and Clinton, Oklahoma. Our current management agreement runs through May 20, 2007.  The loss of this contract and the management fees we receive under it would have a material adverse effect on our financial condition. A copy of the management agreement, as amended, is attached to this Current Report on Form 8-K. See Exhibits 10.5 to 10.9 to this Current Report.

Patents, Trademarks, Licenses, Franchises and Concessions, Royalty Agreements and Labor Contracts.

Southwest Casino owns a federally-registered trademark in the name “Lucky Star” for its gaming-related businesses.

Need for Governmental Approvals of Principal Services.

In addition to the securities regulations discussed previously, the gaming industry is highly regulated at the federal and state levels and gaming on tribal land is further regulated by the National Indian Gaming Commission and the Bureau of Indian Affairs. We must maintain the gaming licenses applicable to each of our operations in order to continue our current business and, in most instances, must obtain new or amended gaming licenses in connection with any expansion of our current operations or development of new gaming facilities. At this time, we have a management contract with the Cheyenne and Arapaho Tribes of Oklahoma that has been approved by the National Indian Gaming Commission. Any modification of this contract must be approved by the NIGC. In addition, we hold licenses issued by Colorado for our Gold Rush, Gold Digger’s and Uncle Sam’s casinos in Cripple Creek. In connection with these licenses, the Colorado Division of Gaming, like the NIGC, must approve any addition of a director, officer or five percent or greater shareholder. In addition, any affiliate of ours, such as the joint venturers we have worked with in pursuit of some of our new gaming opportunities, is subject to review by and the rules and regulations of any jurisdiction in which we hold a gaming license, and we are subject to review by and the rules of jurisdictions in which they hold licenses.

We have been fined for failure to comply with Colorado gaming regulations related to maintenance and review of statistical information regarding slot machine performance and have entered into an agreement with the Colorado Division of Gaming under which we agreed to bring our practices into compliance. Failure to do so could lead to suspension or revocation of our license. For more information, see the risk factor regarding risks we face in connection with obtaining, maintaining and renewing our gaming licenses in the Risk Factors section of this Current Report.

Through North Metro Harness Initiative, LLC, Southwest Casino and its 50 percent partner MTR-Harness, Inc., an affiliate of MTR Gaming Group, Inc., are pursuing a license for a harness racing track and card room north of the Twin Cities of Minneapolis and St. Paul, Minnesota. The application is pending before the Minnesota Racing Commission. In addition, we continue to work with several other state and local government agencies to secure all other permits and approvals necessary for construction and operation of the facility.

Effect of Existing or Probable Governmental Regulations on Business

We are also subject to certain aspects of the Sarbanes-Oxley Act.  This Act requires creation of a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires us to take steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures we make; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of our auditors; prohibits certain insider trading during pension fund blackout periods; and establishes a federal crime of securities fraud, among other provisions.

The process of complying with all applicable state and federal governmental and tribal regulations is lengthy and has required and will continue to require the expenditure of substantial time and resources.  There can be no assurance that we will be able to comply on a continuous or timely basis with all applicable regulations, and delays in compliance, or failure to comply, could have a material adverse effect on our business, financial condition, results of operations and continuing licensability.  Changes in existing regulations or the adoption of new regulations at the federal level or in the states in which we currently operate or are pursuing new opportunities could delay or prevent our compliance with such regulations.  Our failure to comply with applicable laws or regulations, whether federal, state or tribal, could result in, among other things, the termination of management agreements to which we are a party, or the suspension of one or more of our operations, either of which would have a material adverse effect on our business.

Number of Employees.

We currently employ 190 employees and we manage another 290 employees of the Cheyenne and Arapaho Tribes of Oklahoma under our management agreement with the Tribes.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion and analysis of the financial position and operating results of Southwest Casino Corporation (referred to in this discussion, together with its consolidated subsidiaries where appropriate, as “Southwest Casino”, the “Company”, “we”, “our” and “us”) for the first six months of 2004 and 2003.

Overview

Our principal business is the management, operation and development of gaming facilities in emerging and established gaming jurisdictions.  Currently, we operate three casinos in Cripple Creek, Colorado — Gold Rush, Gold Digger’s and Uncle Sam’s.  We also manage two Native American gaming operations in Oklahoma for the Cheyenne and Arapaho Tribes of Oklahoma - Lucky Star Concho and Lucky Star Clinton.  Lucky Star Concho is located on U.S. Highway 81, just north of the Oklahoma community of El Reno.  Lucky Star Clinton is located 60 miles west of Lucky Star Concho in the community of Clinton, Oklahoma on Old Route 66 near Interstate I-40.  An amendment to our management contract with the Tribe to develop and manage a third site at Canton Lake has been ratified by the Tribes and has been submitted to the National Indian Gaming Commission for approval.

We are actively pursuing an additional gaming opportunity, a harness race track and card room in Minnesota.   We unsuccessfully pursued a gaming opportunity consisting of a riverboat in Rockaway Beach, Missouri during 2002-2004.  The opportunity required a change to the Missouri Constitution to allow a riverboat gaming at that location that was defeated by the Missouri electorate on August 3, 2004.  We are now evaluating whether it is appropriate to continue to pursue that opportunity.

We evaluate continually other management, consulting, development and acquisition opportunities related to gaming that have the potential to generate new revenue streams for the Company.

Operating segments

The executive officers of the Company review operating results, assess performance and make decisions related to the allocation of resources on a property-by-property basis. We, therefore, believe that each property is an operating segment.  In order to provide more detail in a more understandable manner than would be possible on a consolidated basis, and to facilitate discussion of operating revenue, we have grouped our properties as follows:

Casino Operations

Gold Rush/ Gold Diggers Casino

Uncle Sam’s Casino

Casino Management

Lucky Star – Concho

Lucky Star – Clinton

Alabama – Coushatta Tribe  – Consulting Fees (2002 only)

Casino Operations

Gold Rush/ Gold Digger’s Casino Results

			Percentage Increase (Decrease)			Percentage Increase (Decrease)
	First Six Months			Calendar Year
	2004	2003		2003	2002
Casino revenues	$7,171,815	$6,528,196	9.9%	$13,855,270	$11,782,500	17.6%

Total revenues	7,406,909	6,857,199	8.0%	14,515,003	12,392,351	17.1%
Income from operations	816,479	951,650	-14.2%	1,837,277	1,935,274	-5.1%
Operating margin	11.0%	13.9%		12.7%	15.6%

First Six Months: Gold Rush/ Gold Digger’s recorded higher revenues in the first six months of 2004 as a result of an increase in the number of slot machines on the floor between 2003 and 2004.  However, operating expenses were higher in 2004 due primarily to expenses associated with the installation of a new player tracking system, the write-off of a $100,000 receivable from the former controller who is being prosecuted for embezzlement of funds from the Gold Rush, and an increase in labor costs primarily due to an increase in accounting and compliance personnel.   Gold Rush/ Gold Digger’s slot machines are at practical capacity on the weekends.  As a result it has been difficult to increase revenues over the prior year.  We are working on expansion plans that will allow revenues to continue to grow, but until additional machines are added to the floor, we anticipate that revenues will not exceed 2003 revenues in the second half of 2004.

Calendar Year:  Revenues from operations increased 17%.  This increase was driven by a reorganization of the slot floor at Gold Digger’s, the addition of slot machines, and our continued emphasis on customer service and incentive programs. However, operating expenses increased 21% as a result of higher labor costs, increased incentives to customers and the graduated gaming tax rate in Colorado. As a result, net income from operations decreased by 5%.

Uncle Sam’s Casino Results

			Percentage Increase (Decrease)			Percentage Increase (Decrease)
	First Six Months			Calendar Year
	2004	2003		2003	2002
Casino revenues	$697,612	$830,119	-16%	$1,576,297	$1,616,798	-3%

Total revenues	697,757	831,507	-16%	1,579,770	1,630,281	-3%
Income from operations	(252,179)	(210,883)	20%	(482,442)	(396,616)	22%
Operating margin	-36.1%	-25.4%		-30.5%	-24.3%

First six months: Uncle Sam’s Casino is a facility with only 67 slot machines and as a result mainly serves the local resident market in Cripple Creek that is the most vulnerable to increased competition. The number of slot machines in Cripple Creek increased by 599 machines from June 2003 to June 2004.   This increase in machines has had a direct impact on casino revenues.  Uncle Sam’s will continue to suffer loss of casino revenues in the second half of 2004 until we can re-establish our niche in the local market.

Calendar Year:  Revenues decreased by 3% and expenses increased by 2%, which resulted in a decrease in income from operations of 22%.  As discussed above, Uncle Sam’s is a small facility, which requires support from a niche market.

Casino Management

Lucky Star Concho

First six months: Management fees from Lucky Star Concho were $1,510,586 in 2004 and $1,089,732 in 2003, an increase of 39%.  Our increase in management fees was driven by increased patron visits and improved machine selection.  Over the next six months, we anticipate that Lucky Star Concho will continue to outperform 2003.  Correspondingly, our management fees in 2004 will exceed our management fees in 2003, although not to the same degree as in the first six months because the three-year extension of our contract was at a 33% lower fee structure.  We are also hopeful that a gaming measure on the November 2nd Oklahoma state-wide ballot will be approved that would allow the Tribes to enter into a gaming compact with the State.  The compact would allow the Tribes to offer additional types of gaming machines and certain card games.  The advantage from expanded gaming at the Lucky Star facilities will be at least partially offset by Remington Park, a racetrack in Oklahoma City, that would also be allowed to offer the same type of gaming machines as the tribal locations.

Calendar Year: Management fees from Lucky Star Concho were $1,980,585 in 2003 and $3,486,773 in 2002, a decrease of 43%.  This decrease in management fees was caused by the National Indian Gaming Commission’s decision to no longer allow the Oklahoma tribes to offer tournament blackjack. This resulted in a decrease in patron visits as well as the loss of a revenue source for the casino.  In addition, our management fee structure was reduced by 12%.

Lucky Star Clinton

First six months: Management fees from Lucky Star Clinton were $868,179 in the first six months of 2004 and $582,516 in the first six months of 2003, an increase of 49%.  The increase in management fees in this location was driven by an increase in patron visits and an improved win per machine.  Over the next six months, we anticipate that Lucky Star Clinton will continue to outperform 2003.  Correspondingly, our management fees in 2004 will exceed our management fees in 2003, although not to the same degree as in the first six months because the three-year extension of our contract was at a 33% lower fee structure.  The ability to enter into a Compact with the State of Oklahoma as discussed above would also benefit Clinton.  However, Clinton should not be impacted negatively by Remington Park’s new gaming machines because it is not proximate to Oklahoma City.

Calendar year: Management fees from Lucky Star Clinton were $1,255,230 in 2003 and $739,776 in 2002, an increase of 70%.  The loss of card games at this location was not as significant and patron visits continued to increase.

Alabama – Coushatta Tribe – Consulting Fees

In addition to the management fees earned in 2002, we also received consulting fees from the Alabama — Coushatta Tribe in Livingston, Texas for the first seven months of 2002 in the amount of $2,488,070.  Pursuant to a declaratory judgment action commenced by the Tribe, the Tribe was permitted to open a gaming facility on its tribal land near Livingston, Texas.  In June 2002, the federal courts ruled against the Tribe and they were forced to close in July 2002.

Casino Development

Rockaway Beach — In September 2002 we responded to a request for a proposal from the City of Rockaway Beach, Missouri (approximately 11 miles from Branson, Missouri) to build a riverboat and redevelop their downtown.  In order to obtain a gaming license to build a riverboat on the White River at Rockaway Beach, it is first necessary to amend the Missouri Constitution, which currently permits riverboats only on the Mississippi and Missouri rivers. We were awarded the contract by the City and began incurring costs associated with pursuing this opportunity.   In June 2004, we established a separate entity (Southwest Missouri Gaming, LLC or SMG) to hold the development rights.   We transferred our rights and interests in this project to SMG in exchange for a 30% ownership interest.  Missouri businessman Robert Low acquired 70% of SMG. The initial commitment by both parties was to provide a total of  $10,000,000 in pre-development funding for the project and we received credit for amounts we had spent to date.  As of June 30, 2004, SMG had expended $10,642,866. The primary use of the funds was to secure an amendment to the State Constitution to allow riverboat gaming on the White River at Rockaway Beach.  This initiative was defeated in the primary election held August 3, 2004.  In the first six months of 2004, we expensed $361,874 before SMG was established and $539,985 as our allocable share of SMG expenditures in June 2004 and $491,770 in the first six months of 2003.  In addition, during the months of July and August 2004, SMG expended an additional $3,300,000 of which 30% or $990,000 was our responsibility.  Of that amount, $380,000 remains unpaid. In the first six months of 2003, we expensed $491,770.  During the calendar years 2003 and 2002, we expensed $1,084,015 and $187,585, respectively, as project costs.

North Metro Harness Initiative, LLC -  We are also pursuing a harness track and card room in Columbus Township, Anoka County, Minnesota.  If licensed, the track would be the second of only two race tracks with pari-mutuel betting permitted by current law in the seven county area of Minneapolis - St. Paul. There are, however, nineteen Native American operated casinos with a broader scope of gaming in the State of Minnesota, four of which are proximate to the seven county metropolitan area.  There are also Native American casino operations in the adjoining state of Wisconsin.   In December 2003, we filed a license application with the Minnesota Racing Commission.  This license application was amended to add a subsidiary of MTR Gaming Group, Inc. as our 50% partner. MTR’s initial investment was $10,000 and they have committed to contribute an additional $7,500,000 upon the approval of the license.  The license is still pending before the Minnesota Racing Commission.  During the first six months of 2004 and 2003, we expensed $197,000 and $224,341 respectively of the projects costs.  In addition, during the calendar year 2003, we expensed $467,407.  We did not expend any funds on this project in 2002.

Other Factors Affecting Net Income

			Percentage Increase (Decrease)			Percentage Increase (Decrease)
	First Six Months			Calendar Year
	2004	2003		2003	2002
(Income)/ Expense
Southwest Entertainment, Inc	$(46,921)	$(69,294)	-32%	$(121,040)	$(103,941)	16%

Corporate Expenses	1,397,092	1,223,703	14%	2,625,847	2,533,086	4%

Interest Expense (net)	552,043	436,364	27%	(958,475)	(1,073,702)	-11%

Other (income) loss	(4,302)	8,996	N/M	54,485	453,694	-88%
Effective tax rate	17%	17%		12%	15%

Minority interests	(10,000)	—	N/M

Discontinued operations net of income taxes	213,982	373,397	-43%	(978,375)	(688,092)	42%

N/M = Not Material

Southwest Entertainment, Inc. is a wholly owned subsidiary of Southwest Casino and Hotel Corp. that conducts concerts at the Gold Rush Palladium, a 1,200 seat outdoor amphitheater adjacent to the Gold Rush Casino.   We conduct musical events for the purpose of attracting people to Cripple Creek and our casino properties.

First six months: In June 2004 we had one concert and during June 2003 we held two concerts. This accounts for the difference in losses between the first six months of 2004 and 2003.

Calendar year:  During 2003 and 2002 we held seven concerts.   The increased loss during 2003 is due primarily to the higher cost of the acts that performed during 2003.  During the entire season of 2004, we expect to have six rather than seven concerts.

Corporate expenses increased 14% in the first six months of 2004 due primarily to additional personnel and additional expenses related to the audit of Southwest Casino and Hotel Corp.’s financial statements, which was not performed in 2003. The increase of 4% in calendar year expenses 2003 over 2002 was a result of salary increases.

Interest Expense is higher in the first six months of 2004 by 27% as a result of lease financing for the player tracking system installed at the Colorado casinos in January 2004. The decrease in interest expense of 11% in calendar year 2003 over 2002 is a result of debt amortization and not incurring additional debt.

Other (Income) loss in the first six months of 2004 includes gains and losses on sale of property and income from debt forgiveness associated with the retirement of convertible subordinated A debentures.   In calendar year 2002, we sold land in Texas at a gain of $296,710 and received proceeds from the sale of real estate held by a California joint venture that was liquidated.  As a result of these two transactions, other income in 2003 was 88% less than 2002.

Minority interest represents minority owner’s share of expense related to North Metro Harness Initiative, LLC.

Effective tax rates for all periods are lower than the federal and state statutory rates due primarily to the valuation allowance for deferred tax assets and lack of certainty that net operating loss carryforwards available to offset future income will not be limited under Section 382 of the Internal Revenue Code of 1986.

Discontinued Operations reflects the results of operations for SW Casino Deadwood, LLC which we closed February 28, 2004.  Since the first six months of 2004 include only two months of operations the loss is 43% less than the loss in 2003.   For calendar year 2003, the loss from discontinued operations includes a $282,550 loss on sale and abandonment of fixed assets used in the operations.  Therefore, the 2003 loss exceeds the 2002 loss by 42%.

Liquidity and Capital Resources

First six months:

Net cash provided by operating activities during the six months ended June 30, 2004 was $968,236 compared to $466,150 during the six months ended June 30, 2003 an increase of  $502,088. The increase between years is due primarily to an increase income from managed casinos and a decrease in the loss from the discontinued operations of SW Casino Deadwood, LLC, partially offset by a decrease in cash provided from casino operations and increase in casino development costs.

Net cash used in investing activities for the six months ended June 30, 2004 was $2,520,193 compared to net cash used in investing activities of $102,913 during the six months ended June 30, 2003, an increase of  $2,417,280. The increase in use of cash between the years was primarily due to the purchase of a player tracking system for the casino operations in Colorado for $1,144,500, casino development costs of North Metro Harness Initiative, LLC of $677,035 and investment in unconsolidated subsidiary of $832,414.

Net cash provided by (used in) financing activities for the six months ended June 30, 2004 was approximately $1,742,189 compared to net cash used in financing activities of approximately ($631,728), an increase of  $2,373,917.  The increase in net cash provided by financing activities was due primarily to receiving proceeds of $850,000 from the issuance of Convertible Demand Notes that converted to common stock in connection with our reorganization; an increase in borrowings from the line-of-credit of $204,820; proceeds from borrowings for the financing of player tracking system of $1,144,500; decrease in principal payments on borrowing of $419,265. The principal decrease in cash used for financing activities was due to the payment of financing costs of $79,605.

Working Capital  Working capital decreased approximately ($1,806,000) during the six months ended June 30, 2004 to $(3,173,000) compared to approximately ($1,366,700) as of December 31, 2003.  The decrease in working capital was primarily due to the issuance of convertible demand notes for $2,632,000 offset by an increase in the escrow for convertible demand notes of $1,782,000 which was for the proceeds that had not been released as of June 30, 2004 and a decrease in notes receivable of $402,000.

Convertible Demand Notes  During the six months ended June 2004, the Company issued $2,632,000 of convertible demand notes.  The notes accrue interest at 8%, and are due on September 27, 2004.  The notes and accrued interest converted to common stock upon the completion of our reorganization on July 22, 2004.  The notes and accrued interest converted at a rate of $.50 per common share of Southwest Casino Corporation stock.

Line of Credit  The Company has entered into a collateral agreement and promissory note to collateralize a $500,000 bond related to the development of North Metro Harness Initiative, LLC.  The promissory note is due on June 1, 2005, with a variable interest ratio (currently 5%).  At June 30, 2004, the note had not been drawn.  The note is personally guaranteed by three stockholders of the Company.

Capital Needs  Currently the Company estimates that it needs approximately $1million to support casino development and other working capital requirements.  In addition the  Company has plans to expand one of its Casino operations (Gold Rush). The expansion would include the addition of 120 slot machines and a buffet on the second floor. The total costs are estimated to be approximately $5 million dollars.  Further, if the Minnesota racing commission issues a license to North Metro Harness Initiatives, LLC (NMHI). The Company will be required to provide an additional $1.5 million dollars of equity funding to NMHI.

The above initiatives will likely involve the issuance of additional debt and or equity securities which will likely result in additional dilution to the Company’s existing shareholders which could be substantial. No assurance can be given that any additional financing will be available on terms acceptable to the Company if at all or that adequate financing will ultimately be obtained to meet its needs.    As of the date of this report, the Company has no commitments from any person to provide any such financing.

Calendar year:

Net cash provided by operating activities during 2003 was $945,556 compared to $4,832,217 during 2002 a decrease of  $3,886,661. The decrease between years is due primarily to the loss of the consulting fees from the Alabama-Coushatta Tribe’s in the amount of  $2,488,070 and a decrease in management fees from Lucky Star as a result of discontinuation of card games in Oklahoma and an adjustment in the fee structure and an increase in casino development expenses of approximately $1,364,000.

Net cash used in investing activities for 2003 was $(616,487) compared to net cash used in investing activities of $(2,396,927) during 2002, a decrease of  $1,780,440. The decrease in use of cash between the years was primarily due to the purchase of the site of the Sand Creek Massacre in Colorado for $1,518,000 in 2002. This land was given to the Cheyenne and Arapaho Tribes in connection with the extension of the Lucky Star contract in 2004.

Net cash provided by (used in) financing activities for 2003 was $1,149,590 compared to net cash used in financing activities for 2002 of $1,911,845 a decrease of  $762,255.  The decrease in net cash provided by financing activities was due primarily to reduction in short term notes and long term liability principal payments.

Working Capital  Working capital decreased approximately ($1,807,000) for the year ended December 31, 2003 to ($1,367,000) compared to approximately $440,000 for the year ending December 31, 2003.  The decrease in working capital was primarily due to decrease in notes receivable of approximately $734,000 and increase in casino development expenses of approximately $1,364,000.

Effects of Current Economic and Political Conditions

Competitive Pressures

Many casino operators are either entering or expanding in our markets — Colorado and Oklahoma — thereby increasing competition. As companies have completed new or expanded projects, supply has sometimes grown at a faster pace than demand, and competition has increased significantly. Furthermore, several operators, including us, have plans for additional developments or expansions.

Although, the short-term effect of these competitive developments on our business generally has been negative, we are not able to determine the long-term impact, whether favorable or unfavorable, that development and expansion trends and events will have on current or future markets. We believe that the geographic diversity of our operations, our service training, our rewards and customer loyalty programs, and our continuing efforts to improve our facilities will insure continued customer loyalty and will enable us to face the competitive challenges present within our industry.

Political Uncertainties

The casino entertainment industry is subject to political and regulatory uncertainty. From time to time, individual jurisdictions have considered legislation or referendums that could adversely impact our operations. The likelihood or outcome of similar legislation and referendums in the future is difficult to predict.

The casino entertainment industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. From time to time, various state and federal legislators and officials have proposed changes in tax laws, or in the administration of tax laws, that would affect the industry. It is not possible to determine with certainty the scope or likelihood of possible future changes in tax laws or in the administration of tax laws. If adopted, changes in tax law could have a material adverse effect on our financial results.

Significant Accounting Policies and Estimates

We prepare our Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including, but not limited to, the estimated lives assigned to our assets, the determination of bad debt, asset impairment, fair value of guarantees, and the calculation of our income tax liabilities, require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to uncertainty. Our judgments are based on our historical experience, terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate.  We cannot assure you that our actual results will not differ from our estimates. For a discussion of our significant accounting policies and estimates, please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations and Notes to Consolidated Financial Statements presented in our 2003 Financial Statements. In the first six month in 2004 there was a change in methodology for determining the valuation allowance for deferred tax assets. As a result there were no income tax benefits provided for during the six months ended June 30, 2004. There were no newly identified significant accounting estimates in the first six months of 2004, nor were there any material changes to the critical accounting policies and estimates.

Private Securities Litigation Reform Act

This Current Report on 8-K contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements often contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations of these words or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results. We have based these forward-looking statements on our current expectations and projections about future events.

We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission:

•                  the effect of economic, credit and capital market conditions on the economy in general, and on gaming companies in particular;

•                  the effects of competition, including location of competitors and operating and market competition;

•                  our ability to build and maintain healthy personal and professional relationships with tribes and their officials; and

•                  the potential change of policies and personnel of tribal governments which could adversely affect our relationships.

•                  abnormal gaming holds;

•                  construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access maters and building permit issues;

•                  The effects of environmental and structural building conditions relating to the Company’s properties;

•                  access to available and feasible financing;

•                  changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•                  litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

•                  ability of our customer-tracking and customer loyalty programs;

•                  our ability to recoup costs of capital investments through higher revenues; and

•                  acts of war or terrorist incidents.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.  Description of Property.

Southwest Casino and Hotel Corp. owns leases or manages the following real property:

•                  Gold Rush I, LLC, a wholly owned subsidiary of Southwest Casino and Hotel Corp., operates the Gold Rush Casino with 303 slot machines, 4 table games, a bar/restaurant and 13 hotel rooms and the Gold Digger’s Casino with 87 slot machines and a bar.  These properties are physically connected, but operate under separate Colorado gaming licenses.  The buildings and related parking lots are leased under a 20-year lease from Mark and Annesse Brockley, Cripple Creek Development Corporation and Blue Building Corporation.

•                  Uncle Sam’s Casino, which operates 67 slot machines and a bar.  The building is leased under a 5-year lease from Lois Woods.

•                  Southwest Entertainment, Inc., a wholly owned subsidiary of Southwest Casino and Hotel Corp. operates the Gold Rush Palladium, an outdoor music amphitheatre with 1200 seats.  The property is leased from Mark and Annesse Brockley, Cripple Creek Development Corporation and Blue Building Corporation.

•                  Lucky Star Casino Concho and Lucky Star Clinton are enterprises of the Cheyenne and Arapaho Tribes of Oklahoma, which operate 1050 electronic bingo and pull tab machines, a 500-seat bingo hall and a restaurant and snack bar.  These properties are managed under a NIGC-approved management agreement that terminates in May 2007.

•                  Southwest Casino Corporation leases 4,780 square feet of office space at 2001 Killibrew Drive, Suite 350 in Minneapolis, Minnesota for its corporate offices under a 5-year lease that expires December 31, 2009.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of July 31, 2004 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation and Other Benefits,” (3) each of our directors and (4) all of our executive officers and directors as a group.

Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has sole or shared power to vote or to direct the voting of such shares or sole or shared power to dispose or direct the disposition of such shares.  Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole dispositive and voting power with respect to its shares, subject to community property laws where applicable.  Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

	Common Stock
Name	Number		Percent
James B. Druck (1)	1,729,166	(2)	9.0%
Thomas E. Fox (1)	1,701,954	(3)	8.8%
Jeffrey S. Halpern (1)	1,719,166	(4)	8.9%
Brian L. Foster (5)	250,000	(6)	1.3%
All executive officers and directors as a group (4 persons)	5,400,286	(7)	28.0%

* less than 1%.

(1)               Address:  2001 Killebrew Drive, Suite 306, Minneapolis, Minnesota 55425.

(2)               Includes 116,666 shares of common stock issuable upon exercise of an option.

(3)               Includes:  (i) 22,788 shares held by F&B Properties, a partnership in which Mr. Fox is a 50% general partner and (ii) 116,666 shares of common stock issuable upon exercise of an option.

(4)               Includes:  (i) 40,000 shares held by Mr. Halpern’s wife and (ii) 116,666 shares of common stock issuable upon exercise of an option.

(5)               Address:  7777 North Highway 81, Concho, Oklahoma 73022.

(6)               Consists 250,000 shares of our common stock issuable upon exercise of an option.

(7)               Includes: (i) an aggregate of 599,998 shares issuable upon exercise of options, (ii) 40,000 shares held by a director’s spouse and (iii) 22,788 shares held by a partnership to which a director is a general partner.

Item 5.  Directors, Executive Officers, Promoters and Control Persons.

Identity of Directors, Executive Officers and Key Employees.

Currently, all of the members of the Board of Directors are also executive officers of Southwest Casino Corporation and thus do not qualify as “independent.” We are in the process of expanding the Board of Directors and recruiting qualified, independent directors who will, once elected, make up a majority of the Board of Directors. We intend to complete this process as quickly as a practicable.  The following table sets forth certain information concerning our newly designated directors, executive officers and key employees:

Name	Age	Title

James B. Druck	62	Chief Executive Officer, Secretary and Director

Thomas E. Fox	56	President, Chief Operating Officer, Chief Financial Officer and Director

Jeffrey S. Halpern	61	Chairman of the Board and Assistant Secretary

Brian L. Foster	35	Vice President, Native American Operations

Directors are elected by our shareholders to serve until the next annual meeting of our shareholders or until their successors have been elected and have duly qualified.  The Board of Directors are not paid any separate compensation for their service as directors.  Officers are appointed to serve until the annual meeting of the Board of Directors following the next annual meeting of our shareholders and until their successors have been elected and have qualified.  Information regarding the business experience of our executive officers and directors is set forth below.

James B. Druck.  Mr. Druck joined the Board of Directors and was appointed as our Chief Executive Officer and Secretary on July 22, 2004 in connection with the closing of a reorganization in which Southwest Casino and Hotel Corp. became a wholly-owned subsidiary of Southwest Casino Corporation (formerly Lone Moose Adventures). Mr. Druck has been a director of Southwest Casino and Hotel Corp. since its inception.  He served as President of Southwest Casino and Hotel Corp. from October 1992 until June 2004, and now is also the Chief Executive Officer and Secretary of Southwest Casino and Hotel Corp. From 1967 until April 1993 Mr. Druck was an attorney in private practice in Minneapolis, Minnesota.  His practice focused primarily in the areas of real estate development and finance.

Jeffrey S. Halpern.  Mr. Halpern was appointed Chairman of the Board of Directors and Assistant Secretary on July 22, 2004 in connection with the closing of a reorganization in which Southwest Casino and Hotel Corp. became a wholly-owned subsidiary of Southwest Casino Corporation (formerly Lone Moose Adventures). Mr. Halpern has been a director of Southwest Casino and Hotel Corp. since its inception in 1992.  He served as Chairman of the Board and Chief Executive Officer of Southwest Casino and Hotel Corp. from October 1992 until June 2004. Mr. Halpern also serves currently in the position of Chairman of the Board and Assistant Secretary of Southwest Casino and Hotel Corp.  From 1967 until July 1993 Mr. Halpern was an attorney in private practice in Minneapolis, Minnesota. His practice focused primarily in the areas of corporate finance and securities.

Thomas E. Fox.  Mr. Fox was elected to the Southwest Casino Corporation Board of Directors and appointed as our President, Chief Operating Officer, and Chief Financial Officer on July 22, 2004 in connection with the closing of a reorganization in which Southwest Casino and Hotel Corp. became a wholly-owned subsidiary of Southwest Casino

Corporation (formerly Lone Moose Adventures). Mr. Fox has been a Certified Public Accountant since November 1969.  He began his career with Arthur Andersen & Co. in June 1969, and was promoted to tax manager in June 1973.  In September 1976, Mr. Fox co-founded the accounting firm of Berc & Fox, Limited.  He joined Southwest Casino and Hotel Corp. as Chief Financial Officer in November 1993 and was appointed to the Board of Directors of Southwest Casino and Hotel Corp. in January 2000.  Mr. Fox continues to serve as a director and President, Chief Operation Officer, and Chief Financial Officer of the Southwest Casino and Hotel Corp.

Brian L. Foster. Brian Foster is our Vice President of Native American Operations and manages our Native American gaming operations in Oklahoma. In addition to these titles, Mr. Foster has been the General Manager of the Lucky Star Casino, an enterprise of the Cheyenne and Arapaho Tribes of Oklahoma, since 1995 and our Vice President of Bingo Operations since 1998. Mr. Foster is the Chairman of the Oklahoma Indian Gaming Association and served as that organization’s Vice Chairman in 2000 and 2001.

Key Employees

Patrick B. Minchey. Patrick Minchey joined Southwest Casino and Hotel Corp. as our Director of Casino Operations in January of 2002. Mr. Minchey has more than 20 years of experience in upper-level management and is a specialist in gaming operations. Prior to joining Southwest Casino and Hotel Corp, Mr. Minchey owned and operated North American Gaming Ventures, LLC, a casino management company, and Minchey Gaming, LLC, a consulting firm he began in November of 2000, with clients in the gaming industry that included Southwest Casino and Hotel Corp. From March 2000 to October 2000, Mr. Minchey was the Chief Operating Officer of Cascade Entertainment Group, LLC where he was responsible for designing and implementing two Native American gaming casinos. From June 1999 to January 2000 Mr. Minchey was a consultant to First Nation Gaming and from March 1992 to January 1999, he served as Executive Vice President and Chief of Casino Operations for Grand Casinos, Inc.

George P. Burkhardt. George Burkhardt serves as our Director of Food and Beverage Operations and has more than 25 years of experience designing and managing food and beverage operations. Mr. Burkhardt works for us on an approximately 80 percent of full-time basis while continuing to own and operate Burkhardt Associates, LLC, a consulting firm that focuses on food and beverage facility design & development. From 1998 to 2001, Mr. Burkhardt was Executive Vice President of Food and Beverage for Park Place Entertainment (successor to Grand Casinos, Inc.) where he was responsible for food and beverage operations for seven casinos in the Mid-South Region. From 1994 to 1998, Mr. Burkhardt was the Executive Vice President of Food and Beverage for Grand Casinos, Inc.

Family Relationships.

No family relationships exist among our directors and executive officers.

Legal Proceedings.

To the knowledge of our management and during the past five (5) years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our company, except as disclosed below:

•                  Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

•                  Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•                  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

•                  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

•                  Engaging in any type of business practice; or

•                  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•                  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

•                  Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

•                  Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

We are involved in other various claims, legal actions and other complaints arising in the ordinary course of business.  In the opinion of management, any losses that may occur from these matters are adequately covered by insurance or are provided for in our financial statements and the ultimate outcome of these other matters will not have a material effect on our financial position or results of operations.

Prior Bankruptcy Proceeding of Subsidiary

James B. Druck, Jeffrey S. Halpern and Thomas E. Fox are Managing Members of Gold Rush I, LLC, a Colorado limited liability company and a wholly-owned subsidiary of Southwest Casino and Hotel Corp.  In August 2001, Cripple Creek Development Corp., a Colorado corporation, Blue Building Development, Inc., a Wyoming corporation, Mark Brockley, an individual and Annesse Brockley, an individual (“Plaintiffs”) initiated a lawsuit against Gold Rush I, LLC, and Southwest Casino and Hotel Corp. (“Defendants”) in District Court, Teller County, Colorado (01-CV-156).  Plaintiffs alleged that Defendants failed to pay certain obligations to Plaintiffs under the terms of their Lease Agreement and breach of contract.  The lease included a provision that capped the maximum monthly amount required to be paid to Mr. Brockley’s creditors.  In the early years of the operation, Mr. Brockley’s obligations to creditors far exceeded this cap and Southwest paid these obligations as they came due. Under the Lease, Southwest set off against current rent the amount of the excess payments.  In the lawsuit, Mr. Brockley sought to evict Gold Rush I from the premises for failing to pay amounts claimed to be owed under the Lease.  Gold Rush I responded by denying any failure to pay.

An evidentiary hearing on Mr. Brockley’s eviction claim began in the Colorado District Court on August 22, 2001.  Because the hearing could not be completed that day, it was continued to August 31, 2001.  Before the hearing was reconvened, Gold Rush I filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Minnesota (Case No. 01-33755) to ensure that we did not lose possession of the premises while the underlying claims were litigated.  After considering several motions, the Bankruptcy Court directed that the Colorado Court determine (1) whether Gold Rush I was in default under the terms and conditions of the lease, and if so, the nature and amounts of the defaults; and (2) whether Gold Rush I made payments in excess of the caps provided in the lease, and the amounts, if any, paid in excess of the caps.  The Colorado District Court conducted a hearing on these three issues on October 5, 2001.  On October 15, 2001, the Colorado District Court entered an Order in which it found (a) that Gold Rush I was not in default under the lease, (b) that Gold Rush I had made payments in excess of the monthly caps provided in the lease (which overpayments the court subsequently quantified at $554,362.09), and (c) that Gold Rush I was entitled to offset the overpayments against rent and other payments due under the terms of the lease.  Gold Rush I was successful in its litigation against the landlord regarding the rent dispute and emerged from bankruptcy when the Bankruptcy Court confirmed its reorganization plan, which provided for full payment to all creditors, with interest, on January 10, 2003.

Mr. Brockley appealed the Colorado District Court’s Order to the Colorado Court of Appeals, which dismissed the appeal on May 21, 2002.

Colorado Regulatory Proceeding

Southwest Casino and Hotel Corp. was recently fined $50,000 by the Colorado Division of Gaming for failure to properly maintain and review statistical data on slot machine performance after receiving a warning letter regarding this deficiency and failing to comply with its agreement to correct the deficiency. Southwest Casino and Hotel Corp. paid the full amount of the fine.  As part of these proceedings, James Druck, in his capacity as manager of the facility in question, without any admission of guilt, agreed to take the necessary steps to ensure Southwest Casino and Hotel Corp.’s compliance in this matter and, further, agreed to pay $5,000 to the Limited Gaming Fund to reimburse expenses incurred by Colorado in this investigation.

Compliance with Sarbanes-Oxley Act of 2002

The Board of Directors is in the process of setting up an Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee.  Once the Board of Directors has appointed members to these committees, each board committee will review membership criteria and prepare committee charters as required under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission.  The Board of Directors also plans to review, adopt and implement an ethics policy, a disclosure controls policy and internal controls for financial reporting policy.

Item 6.  Executive Compensation and Other Benefits

Summary of Cash and Other Compensation.

The following table provides summary information concerning cash and non-cash compensation paid to or earned by our Chief Executive Officer and our executive officers who received or earned cash and non-cash salary and bonus of more than $100,000 during the Southwest Casino and Hotel Corp. fiscal year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Securities Underlying	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Options (#)

James B. Druck Chief Executive Officer and Secretary	2003	$220,000		$108,490	0	$32,424	(1)
Thomas E. Fox President, Chief Operating Officer and Chief Financial Officer	2003	$220,000		$94,936	0	$49,887	(1)
Jeffrey S. Halpern Chairman of the Board	2003	$120,000		$54,120	0	$41,960	(1)
Brian L. Foster Vice President	2003	$0	(2)	$113,411	250,000	$17,189	(3)

(1)          Consists of company paid medical, dental, life and disability insurance, 401k matching funds, and a car allowance. Excludes shares of common stock issued in 2003 as partial payment of unpaid wages from prior years.

(2)          Mr. Foster manages the two gaming facilities owned by the Cheyenne and Arapaho Tribes of Oklahoma. Mr. Foster also receives compensation, including a salary, directly from the Cheyenne and Arapaho Tribes of Oklahoma tribal enterprises.

(3)          Consists of company paid medical, dental, life and disability insurance, and 401k matching funds.

Option Grants in Last Fiscal Year.

The following table summarizes option grants during the Southwest Casino and Hotel Corp. fiscal year ended December 31, 2003 to or by each of the executive officers named in the above Summary Compensation Table.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($ Per Share)	Expiration Date
James B. Druck (1)	0	0	na	na
Thomas E. Fox (2)	0	0	na	na
Jeffrey S. Halpern (3)	0	0	na	na
Brian L. Foster (4)	250,000	37.0	$0.12	Dec. 7, 2013

(1)          Excludes non-qualified, non-plan options to acquire 300,000 shares of Southwest Casino Corporation common stock issued in connection with Mr. Druck’s employment agreement dated July 1, 2004.  This option is or will become within 60 days exercisable as to 116,666 shares at a price of $1.00 per share.

(2)          Excludes a non-qualified, non-plan option to acquire 300,000 shares of Southwest Casino Corporation common stock issued in connection with Mr. Fox’s employment agreement dated July 1, 2004.  This option is or will become within 60 days exercisable as to 116,666 shares at a price of $1.00 per share.

(3)          Excludes a non-qualified, non-plan option to acquire 300,000 shares of Southwest Casino Corporation common stock issued in connection with Mr. Halpern’s employment agreement dated July 1, 2004.  This option is or will become within 60 days exercisable as to 116,666 shares at a price of $1.00 per share.

(4)          Consists of an option to acquire 500,000 shares of Southwest Casino and Hotel Corp. common stock at a price of $0.06 per share. This option was assumed by us and converted to an option to acquire 250,000 shares of our common stock at a price of $0.12 per share in connection with our reorganization on July 22, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

The following table summarizes the number and value of options held by each of the executive officers named in the above Summary Compensation Table at December 31, 2003, the end of Southwest Casino and Hotel Corp.’s 2003 fiscal year.  None of these executive officers exercised any stock options between January 1, 2003 and July 31, 2004.

	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James B. Druck (1)	0	0	0	0
Thomas E. Fox (2)	0	0	0	0
Jeffrey S. Halpern (3)	0	0	0	0
Brian L. Foster (4)	0	0	0	0

Securities Authorized for Issuance Under Equity Compensation Plans.

The following table summarizes outstanding options under the Southwest Casino’s 2004 Stock Incentive Plan as of July 31, 2004.  Options granted in the future under the plan are within the discretion of our Compensation Committee and therefore cannot be ascertained at this time.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	50,000	$1.00	1,450,000

Equity compensation plans not approved by security holders	1,175,000	$0.14	0
Total	1,225,000	$0.18	1,450,000

Our only equity compensation plan under which shares of our common stock may be issued is the 2004 Stock Incentive Plan that was maintained by Southwest Casino and Hotel Corp. before the consummation of the reorganization and was assumed by Southwest Casino Corporation under the terms and at the time of consummation of the reorganization. Southwest Casino and Hotel Corp. shareholders approved the 2004 Stock Incentive Plan at a special meeting on July 14, 2004.  We do not have any other equity compensation plans.

Employment Agreements.

Druck Employment Agreement

In July 2004, we entered into an employment agreement with James B. Druck under which Mr. Druck serves as the Chief Executive Officer and Secretary. The initial term of this agreement continues until July 1, 2006, after which the term renews automatically for additional one-year periods unless terminated earlier by either party. Under this agreement, Mr. Druck receives a base salary of $220,000 per year, an automobile allowance of $1,000 per month, and is eligible for an additional performance bonus if granted by our Compensation Committee or Board of Directors. Mr. Druck also received a non-plan option to purchase 300,000 shares of our common stock at a price of $1.00 per share. This option was immediately exercisable as to 100,000 shares and 1/24 of the remaining shares will vest on the first day of each of the next 24 months beginning August 1, 2004. Vesting of this option may accelerate if specified milestones are achieved. If Mr. Druck is terminated without cause, in connection with a change in control of the company, or if Mr. Druck terminates his employment for “good reason”, Mr. Druck may elect to continue employment with us in a diminished capacity. If Mr. Druck so elects and his employment was terminated during its initial term, Mr. Druck will continue to receive his base salary and medical benefits for 18 months. After 18 months, Mr. Druck will receive a salary of not less than $25,000 and continuing medical benefits. If Mr. Druck is so terminated after the initial term, he will receive continuing salary and medical benefits at his then base rate for 12 months after which his salary may be reduced to not less than $25,000 with continuing medical benefits.  Mr. Druck is also subject to customary assignment of inventions, confidentiality, non-solicitation and non-compete provisions.

Fox Employment Agreement

In July 2004, we entered into an employment agreement with Thomas E. Fox under which Mr. Fox serves as our President, Chief Operating Officer and Chief Financial Officer. The initial term of this agreement continues until July 1, 2006, after which the term renews automatically for additional one-year periods unless terminated earlier by either party. Under this agreement, Mr. Fox receives a base salary of $220,000 per year, an automobile allowance of $1,000 per month, and is eligible for an additional performance bonus if granted by our Compensation Committee or Board of Directors. Mr. Fox also received a non-plan option to purchase 300,000 shares of our common stock at a price of $1.00 per share. This option was immediately exercisable as to 100,000 shares and 1/24 of the remaining shares will vest on the first day of each of the next 24 months beginning August 1, 2004. Vesting of this option may accelerate if specified milestones are achieved. If Mr. Fox is terminated without cause, in connection with a change in control of the company, or if Mr. Fox terminates his employment for “good reason”, Mr. Fox may elect to continue employment with us in a diminished capacity. If Mr. Fox so elects and his employment was terminated during its initial term, Mr. Fox will continue to receive his base salary and medical benefits for 18 months. After 18 months, Mr. Fox will receive a salary of not less than $25,000 and continuing medical benefits. If Mr. Fox is so terminated after the initial term, he will receive continuing salary and medical benefits at his then base rate for 12 months after which his salary may be reduced to not less than $25,000 with continuing medical benefits.  Mr. Fox is also subject to customary assignment of inventions, confidentiality, non-solicitation and non-compete provisions.

Halpern Employment Agreement

In July 2004, we entered into an employment agreement with Jeffrey S. Halpern under which Mr. Halpern serves as the Chairman of the Board of Directors and Assistant Secretary. The initial term of this agreement continues until July 1, 2006, after which the term renews automatically for additional one-year periods unless terminated earlier by either party. Under this agreement, Mr. Halpern receives a base salary of $120,000 per year, an automobile allowance of $1,000 per month, and is eligible for an additional performance bonus if granted by our Compensation Committee or Board of Directors. Mr. Halpern also received a non-plan option to purchase 300,000 shares of our common stock at a price of $1.00 per share. This option was immediately exercisable as to 100,000 shares and 1/24 of the remaining shares will vest on the first day of each of the next 24 months beginning August 1, 2004. Vesting of this option may accelerate if specified milestones are achieved. If Mr. Halpern is terminated without cause, in connection with a change in control of the company, or if Mr. Halpern terminates his employment for “good reason”, Mr. Halpern may elect to continue employment with us in a diminished capacity. If Mr. Halpern so elects and his employment was terminated during its initial term, Mr. Halpern will continue to receive his base salary and medical benefits for 18 months. After 18 months, Mr. Halpern will receive a salary of not less than $25,000 and continuing medical benefits. If Mr. Halpern is so terminated after the initial term, he will receive continuing salary and medical benefits at his then base rate for 12 months after which his salary may be reduced to not less than $25,000 with continuing medical benefits.  Mr. Halpern is also subject to customary assignment of inventions, confidentiality, non-solicitation and non-compete provisions.

2004 Stock Incentive Plan.

From time to time we grant incentive awards under our 2004 Stock Incentive Plan.  The incentive plan was approved by the Board of Directors on June 1, 2004 and approved by shareholders on July 14, 2004.  The incentive plan provides for the grant to employees, officers, directors, consultants and independent contractors of our company and our subsidiaries of incentive awards to purchase shares of common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-statutory options that do not qualify as incentive stock options, stock appreciation rights, restricted stock awards, performance units and stock bonuses.  This incentive plan is administered by the Board of Directors, which determines the persons who are to receive awards, as well as the type, terms and number of shares subject to each award.

We have reserved an aggregate of 1,500,000 shares of common stock for awards under the incentive plan.  As of July 31, 2004, options to purchase an aggregate of 50,000 shares of common stock were outstanding under the incentive plan and a total of 1,450,000 shares of common stock remained available for grant.  As of July 31, 2004, the outstanding options under the incentive plan were held by one individual at an exercise price of $1.00 per share.

Incentive stock options granted under the incentive plan may not have an exercise price less than the fair market value of the common stock on the date of the grant (or, if granted to a person holding more than 10% of our voting stock, at less than 110% of fair market value).  Non-statutory stock options granted under the incentive plan may not have an exercise price less than 85% of fair market value on the date of grant.  Aside from the maximum number of shares of common stock reserved under the plans, there is no minimum or maximum number of shares that may be subject to options under the incentive plan.  However, the aggregate fair market value of the stock subject to incentive stock options granted to any optionee that are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.  Options generally expire when the optionee’s employment or other service with us terminates.  Options generally may not be transferred, other than by will or the laws of descent and distribution, and only the optionee can exercise the option during the optionee’s lifetime.  The term of each option, which is fixed by the Board of Directors at the time of grant, may not exceed 10 years from the date the option is granted (except that an incentive stock option may be exercisable only for 10 years and an incentive stock option granted to a person holding more than 10% of our voting stock may be exercisable only for five years regardless of the availability of such exemption).

The incentive plan contains change in control provisions, as described below under the heading “Change in Control Arrangements.”

Change in Control Arrangements.

Under our 2004 Stock Incentive Plan, incentive awards granted under the plan will become fully exercisable after certain changes in control of our company, such as:

•                 the sale, lease, exchange or other transfer of all or substantially all of our assets;

•                 our shareholders approve any plan of or proposal for the liquidation or dissolution of our company;

•                 any person becomes the beneficial owner of:

•                 20% or more, but not 50% or more, of the combined voting power of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in their ownership was approved in advance by the “continuity directors” who are members of the Board of Directors at the time of the special meeting or whose nomination for election meets certain approval requirements related to continuity with our current Board of Directors; or

•                 50% or more of the combined voting power of our outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the “continuity directors”); provided that a traditional institution or venture capital financing transaction shall be excluded from this definition;

•                 we are a party to a merger or consolidation that results in our shareholders beneficially owning securities representing:

•                 more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless the merger or consolidation was approved in advance by the “continuity directors”; or

•                 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the “continuity directors”);

•                 a change in control that outside legal counsel determines must be reported under Section 13 or 15(d) of the Exchange Act, whether or not we are then subject to these reporting requirements; or

•                 the “continuity directors” cease, for any reason, to constitute at least a majority of the Board of Directors, at any time after date that our securities are first sold in a registered public offering.

Item 7.  Certain Relationships and Related Transactions.

Effective June 29, 2004, each of Messrs. James B. Druck, Jeffrey S. Halpern and Thomas E. Fox purchased for investment 500,000 shares of Lone Moose Common Stock at a purchase price of $0.05 per share. All of such shares are restricted securities under applicable federal and state securities laws, and are further subject to a lock-up/leak-out agreement restricting the manner and timing of any subsequent resales.

Immediately after completing the reorganization on July 22, 2004, Lone Moose sold substantially all of its adventure tour business assets to founding shareholders Christopher B. Glover and Michael C. Brown. In exchange for these assets, Messrs. Glover and Brown (a) assumed all of the pre-closing liabilities of the adventure tour business previously operated by Lone Moose (which liabilities exceeded the net book value of Lone Moose immediately before the reorganization), (b) agreed to indemnify Lone Moose (now Southwest Casino Corporation) for any liabilities or damages related to Lone Moose’s existence and operations before the closing of the reorganization, and (c) delivered for cancellation certificates representing all of the common stock of Lone Moose (an aggregate of 2,489,192 shares) held by Messrs. Glover and Brown.

Item 8.  Description of Securities.

Authorized Shares.

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share.  The following summary of the material terms and provisions of our capital stock does not include all of the information that is included in our articles of incorporation.  The text of our articles of incorporation is incorporated into this section by reference.

Common Stock.

We are authorized to issue 50,000,000 shares of common stock, of which 19,250,386 shares were issued and outstanding as of July 31, 2004.  Each share of our common stock entitles its holder to one vote per share.  Holders of our common stock are entitled to receive dividends as and when declared by the Board of Directors out of funds properly available to the payment of dividends.  Subject to the liquidation rights of any outstanding preferred stock, the holders of our common stock are entitled to share pro rata in the distribution of the remaining assets of our company upon a liquidation, dissolution or winding up of our company.  The holders of our common stock have no cumulative voting, preemptive, subscription, redemption or sinking fund rights.

Options and Warrants.

As of July 31, 2004, we had outstanding options to purchase an aggregate of 1,625,000 shares of common stock at a weighted average exercise price of $0.45 per share.  All outstanding options provide for antidilution adjustments in the event of certain mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits or other similar changes in our corporate structure and shares of our capital stock.  We typically grant options with a ten-year term.  We have outstanding warrants to purchase an aggregate of 2,637,500 shares of common stock at a weighted average exercise price of $0.70 per share with a majority of those warrants having a five-year term.  The warrants vest upon our company obtaining certain milestones.  The warrants provide for antidilution adjustments in the event of certain mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits or other changes in our corporate structure of our company.

Registration Rights.

We are party to two registration rights agreements with holders of our common stock. Approximately 55 of our shareholders were granted certain demand and incidental registration rights under a Registration Rights Agreement dated June 29, 2004 covering approximately 2,632,000 shares of Lone Moose common stock they acquired upon conversion of the 8% convertible demand notes issued previously by Southwest Casino and Hotel Corp. The demand registration rights under this agreement are limited and subordinate to primary registration rights that could be granted in any future financing, and they are subject to carve back in certain situations.  We assumed this Registration Rights Agreement in connection with our reorganization.

We are party to another Registration Rights Agreement dated July 2, 2004 with David C. Merrell and Jenson Services, Inc. under which we granted incidental registration rights to these holders covering an aggregate of approximately 869,685 shares of our common stock.

Each of the warrants that we granted to MBC Global, Inc. (for 300,000 shares of our common stock) and to various parties (for 1,400,000 shares of our common stock) contain incidental registration rights.

Each of these registration rights agreements includes customary indemnification provisions.

Southwest Casino and Hotel Corp. Series A Convertible Debentures.

In addition, as of July 31, 2004, Southwest Casino and Hotel Corp. had outstanding an aggregate principal amount of $362,500 in Series A convertible subordinated debentures. We have offered the debenture holders the option of converting the principal amount of their debentures to Southwest Casino Corporation common stock at a rate of $1.10 per share.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is Interwest Transfer Co. Inc.

Part II

Item 1.  Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters.

Market Information.

Our common stock has been traded on the Over-the-Counter Bulletin Board under the symbol “SWCC;” however, there is and has been no “established trading market” for these securities.  There has never been a publicly-traded market for the securities of Southwest Casino and Hotel Corp.

As of July 31, 2004, 19,250,386 shares of our common stock were issued and outstanding held by approximately 415 holders of record.

As of July 31, 2004, we had outstanding options and warrants to purchase an aggregate of 4,262,500 shares of our common stock.

As of July 31, 2004, Southwest Casino and Hotel Corp. had outstanding series A convertible debentures in the principal amount of $362,500 and we have offered the debenture holders the option of converting the principal amount of their debentures to Southwest Casino Corporation common stock at a rate of $1.10 per share.  The series A convertible debentures are convertible into 329,545 shares of Southwest Casino Corporation’s common stock.

•                  As of July 31, 2004, holders of approximately 5,119,971 shares of our common stock, have entered into lock-up arrangements under which they have agreed that they will not, offer, sell or otherwise dispose of, any shares of our common stock, owned by them until July 22, 2005.  Under the terms of the Lock-Up/Leak-Out Agreement, these shareholders will collectively be allowed to sell, subject to applicable securities law restrictions, up to one-twelfth of each shareholder’s shares of Lone Moose common stock per month on a cumulative basis during a twelve-month period after satisfaction of applicable securities laws restrictions. All sales are required to be made in “broker’s transactions” as that term is defined in Rule 144 of the Securities Act of 1933, as amended.  Under the terms of these agreements and our agreement with our transfer agent, we have adequate measures in place to ensure compliance with the Lock-Up/Leak-Out Agreements.

Approximately 719,358 shares of our common stock are eligible to be sold in compliance with Rule 144(k) without regard to the volume and manner of sale limitations in Rule 144. No shares of our common stock are eligible to be sold in compliance with the limitations of Rule 144 under the Securities Act, although certain holders have been granted registration rights which, if exercised, would cause their shares to be registered and eligible for sale.  Please see the information under the heading “Item 8. Description of Securities—Registration Rights.”

Dividend Policy.

To date, we have neither declared nor paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to fund the development and growth of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future.

Item 2.  Legal Proceedings.

Prior Bankruptcy Proceeding of Subsidiary

James B. Druck, Jeffrey S. Halpern and Thomas E. Fox are Managing Members of Gold Rush I, LLC, a Colorado limited liability company and a wholly-owned subsidiary of Southwest Casino and Hotel Corp.  In August 2001, Cripple Creek Development Corp., a Colorado corporation, Blue Building Development, Inc., a Wyoming corporation, Mark Brockley, an individual and Annesse Brockley, an individual (“Plaintiffs”) initiated a lawsuit against Gold Rush I, LLC, and Southwest Casino and Hotel Corp. (“Defendants”) in District Court, Teller County, Colorado (01-CV-156).  Plaintiffs alleged that Defendants failed to pay certain obligations to Plaintiffs under the terms of their Lease Agreement and breach of contract.  The lease included a provision that capped the maximum monthly amount required to be paid to Mr. Brockley’s creditors.  In the early years of the operation, Mr. Brockley’s obligations to creditors far exceeded this cap and Southwest paid these obligations as they came due. Under the Lease, Southwest set off against current rent the amount of the excess payments.  In the lawsuit, Mr. Brockley sought to evict Gold Rush I from the premises for failing to pay amounts claimed to be owed under the Lease.  Gold Rush I responded by denying any failure to pay.

An evidentiary hearing on Mr. Brockley’s eviction claim began in the Colorado District Court on August 22, 2001.  Because the hearing could not be completed that day, it was continued to August 31, 2001.  Before the hearing was reconvened, Gold Rush I filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Minnesota (Case No. 01-33755) to ensure that we did not lose possession of the premises while the underlying claims were litigated.  After considering several motions, the Bankruptcy Court directed that the Colorado Court determine (1) whether Gold Rush I was in default under the terms and conditions of the lease, and if so, the nature and amounts of the defaults; and (2) whether Gold Rush I made payments in excess of the caps provided in the lease, and the amounts, if any, paid in excess of the caps.  The Colorado District Court conducted a hearing on these three issues on October 5, 2001.  On October 15, 2001, the Colorado District Court entered an Order in which it found (a) that Gold Rush I was not in default under the lease, (b) that Gold Rush I had made payments excess of the monthly caps provided in the lease (which overpayments the court subsequently quantified at $554,362.09), and (c) that Gold Rush I was entitled to offset the overpayments against rent and other payments due under the terms of the lease.  Gold Rush I was successful in its litigation against the landlord regarding the rent dispute and emerged from bankruptcy when the Bankruptcy Court confirmed its reorganization plan, which provided for full payment to all creditors, with interest, on January 10, 2003. Gold Rush I was successful in its litigation against the landlord regarding the rent dispute and emerged from bankruptcy when the Bankruptcy Court confirmed its reorganization plan, which provided for full payment to all creditors, with interest, on January 10, 2003.

Mr. Brockley appealed the Colorado District Court’s Order to the Colorado Court of Appeals, which dismissed the appeal on May 21, 2002.

Colorado Regulatory Proceeding

Southwest Casino and Hotel Corp. was recently fined $50,000 by the Colorado Division of Gaming for failure to properly maintain and review statistical data on slot machine performance after receiving a warning letter regarding this deficiency and failing to comply with its agreement to correct the deficiency. Southwest Casino and Hotel Corp. paid the full amount of the fine.  As part of these proceedings, James Druck, in his capacity as manager of the facility in question, without any admission of guilt, agreed to take the necessary steps to ensure Southwest Casino and Hotel Corp.’s compliance in this matter and, further, agreed to pay $5,000 to the Limited Gaming Fund to reimburse expenses incurred by Colorado in this investigation.

Parties to Proceedings Contemplated by any Governmental Authority.

To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against Southwest Casino Corporation or Southwest Casino and Hotel Corp.

Item 3.  Changes in and Disagreements with Accountants.

None.

Item 4.  Recent Sales of Unregistered Securities.

All references in this section to shares of Lone Moose common stock are after giving effect to adjustments resulting from:  (i) a reverse split of .6667 shares for each one share of Lone Moose common stock on June 7, 2004, and (ii) a forward split in the form of a dividend of 7.4672 shares of Lone Moose common stock for each one share on July 12, 2004.

In connection with our incorporation as a Utah corporation on January 2, 2002, we issued approximately 1,244,596 shares of “restricted” Lone Moose common stock to each of Christopher B. Glover and Michael C. Brown, the founders of our company, at a purchase price of $12,000 for 2,489,192 shares.

On June 29, 2004, we issued and sold 500,000 shares of “restricted” Lone Moose common stock to each of James B. Druck, Jeffery S. Halpern and Thomas E. Fox at $0.05 per share, or a total purchase price of $75,000 for 1,500,000 shares.

On July 8, 2004, we issued and sold 150,000 shares of “restricted” Lone Moose common stock to David C. Merrell in consideration for his indemnification agreement in favor of our company and our wholly-owned subsidiary, Southwest Casino and Hotel Corp., and we issued and sold 719,685 shares of “restricted” Lone Moose common stock to Jenson Services, Inc., a Utah corporation, for introduction services provided to us in connection with the reorganization agreement. The shares were valued at $0.32 per share for these issuances.

On July 22, 2004, we granted warrants to purchase 1,400,000 shares of common stock at an exercise price of $1.00 per share to various holders.  The exercisability of this warrant is contingent upon the successful completion of future financings.

The Board of Directors approved all stock issuances and warrants.

No underwriting commissions or discounts were paid with respect to the sales of the unregistered securities described above.  In addition, all of the above sales were made in reliance on Rule 505 or Rule 506 of Regulation D and Section 4(2) under the Securities Act.  With regard to the reliance by us upon the exemptions stated in the previous sentence, we made certain inquiries to establish that such sales qualified for such exemptions from registration requirements.

Item 5.  Indemnification of Directors and Officers.

Limitation on Liability of Directors and Indemnification

Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his corporate role.  Section 78.7502(1) extends this protection “against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation’s best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified “against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the shareholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Under Section 78.751(2) of the Nevada Revised Statutes, the corporation may advance an officer’s or director’s expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, shareholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

Our Articles of Incorporation provide for indemnification of its directors and executive officers to the fullest extent of the law for acts and omissions taking place in connection with their activities in those capacities.  Our Bylaws provide for indemnification on substantially the same terms as the Nevada Revised Statutes.

In addition, we have separate indemnification agreements with each of James B. Druck, Jeffrey S. Halpern, Thomas E. Fox and Brian L. Foster that provide for indemnification on substantially the same terms as the Nevada Revised Statutes.

PART F/S

FINANCIAL STATEMENTS FOLLOW

SOUTHWEST CASINO AND HOTEL CORP.

FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

SOUTHWEST CASINO AND HOTEL CORP.

INDEPENDENT AUDITOR’S REPORT

The Stockholders and Board of Directors

Southwest Casino and Hotel Corp.

Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheet of Southwest Casino and Hotel Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southwest Casino and Hotel Corp. and subsidiaries as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP
Minneapolis, Minnesota
May 20, 2004

SOUTHWEST CASINO AND HOTEL CORP.

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$728,290	$1,548,811
Accounts Receivable	124,589	94,455
Accounts Receivable - Other	200,000	147,676
Management Fees Receivable	308,154	494,986
Inventories	168,784	106,774
Prepaid Expenses	571,314	739,545
Assets Held For Sale	21,411	—
Notes Receivable - Current Portion	402,686	1,136,495
Total Current Assets	2,525,228	4,268,742

PROPERTY AND EQUIPMENT
Real Estate Options	163,011	—
Construction in Progress	375,499	52,518
Leasehold Improvements	13,499,084	13,551,637
Furniture and Equipment	5,308,409	4,761,556
Accumulated Depreciation	(5,840,178)	(4,534,928)
Net Property and Equipment	13,505,825	13,830,783

OTHER ASSETS
Notes Receivable, Net of Allowance - Noncurrent Portion	—
Notes Receivable - Long-Term	—	402,686
Deposits	157,964	96,438
Other Investments	1,529,415	1,524,521
Deferred Tax Asset	842,000	572,000
Total Other Assets	2,529,379	2,595,645

TOTAL ASSETS	$18,560,432	$20,695,170

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$942,459	$724,613
Accounts Payable - Construction in Progress	110,821	—
Accrued Expenses	709,252	721,498
Accrued Expenses - Related Party	410,100	432,175
Notes Payable	241,472	579,842
Current Portion of Long-Term Liabilities	779,911	579,820
Convertible Subordinated Series A Debentures	362,500	437,500
Accrued Interest Payable	335,494	353,109
Total Current Liabilities	3,892,009	3,828,557

LONG-TERM LIABILITIES
Long-Term Liabilities Net of Current Portion	7,755,128	8,704,939

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred Stock, $.01 Par Value; 30,000,000 Shares Authorized 16,135,012 and 16,010,012 Shares Issued and Outstanding, Respectively	161,350	160,100
Common Stock, $.01 Par Value; 50,000,000 Shares Authorized 10,513,571 and 6,998,571 Shares Issued and Outstanding, Respectively	105,136	69,986
Additional Paid in Capital - Preferred Warrants	1,000	—
Additional Paid-in Capital	13,310,968	13,157,718
Accumulated Deficit	(6,665,159)	(5,226,130)
Total Stockholders’ Equity	6,913,295	8,161,674

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,560,432	$20,695,170

See Notes to Consolidated Financial Statements

SOUTHWEST CASINO AND HOTEL CORP.

Consolidated Statements of Operations

Years Ended December 31, 2003 and 2002

	2003	2002
REVENUES
Casino	$15,431,567	$13,399,298
Food & Beverage/Hotel	503,632	463,527
Management and Consulting	3,235,815	6,714,619
Entertainment	142,586	112,224
Other	159,574	165,807
Total Revenue	19,473,174	20,855,475

GROSS PROFIT	19,473,174	20,855,475

EXPENSES
Casino	$11,758,754	$9,670,011
Food & Beverage/Hotel	1,435,333	1,466,776
Corporate Expense	2,625,847	2,539,342
Project Development Costs	1,551,422	187,585
Entertainment	278,535	222,951
Depreciation and Amortization	1,604,794	1,628,772
Total Expenses	19,254,685	15,715,437

Income from Operations	218,489	5,140,038

OTHER INCOME (EXPENSE)
Interest Income	97,100	187,182
Interest Expense	(1,055,575)	(1,260,884)
Gain (Loss) on Disposition of Property and Equipment	(10,391)	414,214
Income from Debt Forgiveness	64,876	45,736
Total Other Income (Expense)	(903,990)	(613,752)

Income (Loss) from Continuing Operations Before Income Taxes	(685,501)	4,526,286

Income Tax Benefit (Expense)	106,847	308,000

Income (Loss) from Continuing Operations	(578,654)	4,834,286

DISCONTINUED OPERATIONS
Loss from Discontinued Operations	(978,375)	(688,092)
Income Tax Benefit	118,000	264,000
Total Discontinued Operations	(860,375)	(424,092)

NET INCOME (LOSS)	$(1,439,029)	$4,410,194

Earnings per common share and common equivalent share,
Basic:
Income (Loss) from continuing operations	(0.08)	0.73
Discontinued operations	(0.11)	(0.06)
Net Income (loss)	$(0.19)	$0.67

Weighted Average Shares Outstanding	7,444,447	6,619,404

Earnings per common share and common equivalent share,
Fully-diluted:
Income (Loss) from continuing operations	(0.08)	0.21
Discontinued operations	(0.11)	(0.02)
Net Income (Loss)	$(0.19)	$0.19

Weighted Average Shares Outstanding	7,444,447	22,629,416

See Notes to Consolidated Financial Statements

SOUTHWEST CASINO AND HOTEL CORP.

Consolidated Statements Changes in Stockholders’ Equity

Years Ended December 31, 2003 and 2002

	Series A Convertible Preferred Stock		Common Stock		Additional	Additional Paid-In Capital -
	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Preferred Warrants	Retained Earnings	Total

Balance, January 1, 2002	$16,010,012	$160,100	$6,348,571	$63,486	$13,157,718	$—	$(9,636,324)	$3,744,980

Issuance of Common Stock for Services	—	—	650,000	6,500	—	—	—	6,500

Net Income	—	—	—	—	—	—	4,410,194	4,410,194

Balance, December 31, 2002	16,010,012	160,100	6,998,571	69,986	13,157,718	—	(5,226,130)	8,161,674

Issuance of Common Stock for Services	—	—	3,515,000	35,150	153,250	—	—	188,400

Issuance of Preferred Stock	125,000	1,250	—	—	—	—	—	1,250

Issuance of Preferred Warrants	—	—	—	—	—	1,000	—	1,000

Net Loss	—	—	—	—	—	—	(1,439,029)	(1,439,029)

Balance, December 31, 2003	$16,135,012	$161,350	$10,513,571	$105,136	$13,310,968	$1,000	$(6,665,159)	$6,913,295

See Notes to Consolidated Financial Statements

SOUTHWEST CASINO AND HOTEL CORP.

Consolidated Statements of Cash Flows

Years Ended December 31, 2003 and 2002

	2003	2002
Cash Flows from Operating Activities:
Net Income (Loss)	$(1,439,029)	$4,410,194
Adjustments to Reconcile Net Income (Loss) to
Net Cash Provided by (Used In) Operating Activities:
Depreciation and Amortization	1,807,989	1,777,601
(Gain) Loss on Disposition of Property and Equipment	292,941	(414,214)
(Income) from Debt Forgiveness	(64,876)	(45,736)
Deferred Taxes	(270,000)	(572,000)
Common Stock Issued for Non-Cash Compensation	188,400	6,500
Change in Current Assets and Liabilities,
(Increase) Decrease in Receivables	104,374	(36,034)
(Increase) Decrease in Inventories	(62,010)	(9,160)
(Increase) Decrease in Prepaid Expenses	168,231	(202,999)
Increase (Decrease) in Accounts Payable	217,846	(283,704)
Increase (Decrease) in Accrued Expenses	(34,321)	158,795
Increase (Decrease) in Accrued Interest Payable	36,011	42,974
Net Cash Provided by (Used In) Operating Activities	945,556	4,832,217

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Sale of Property and Equipment	34,267	592,525
Purchase of Property and Equipment	(1,720,829)	(2,431,632)
Proceeds from Principal Received on Long-Term Notes Receivable	1,136,495	953,682
(Increase) Decrease in Deposits	(61,526)	7,447
Purchase of Investments	(4,894)	(1,518,949)
Net Cash Provided by (Used In) Investing Activities	(616,487)	(2,396,927)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Payments on Short Term Notes Payable	(189,431)	(519,050)
Principal Payments on Long-Term Liabilities	(898,659)	(1,350,295)
Proceeds from Issuance of Preferred Stock and Warrants	2,250	—
Settlement of Convertible Subordinated Debentures	(63,750)	(42,500)
Net Cash Provided by (Used In) Financing Activities	(1,149,590)	(1,911,845)

Net Increase (Decrease) in Cash and Cash Equivalents	(820,521)	523,445

CASH AND CASH EQUIVALENTS
Beginning of Year	1,548,811	1,025,366
End of Year	$728,290	$1,548,811

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$1,019,564	$1,217,910
Income taxes paid	45,153	—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued in exchange for compensation	188,400	6,500

See Notes to Consolidated Financial Statements

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Southwest Casino and Hotel Corp

Southwest Casino and Hotel, Corp (The Company), located in Minneapolis, Minnesota, was formed on February 19, 1992 for the purpose of providing management consulting services for casinos under contractual agreements.  The Company is the 100% owner of four subsidiaries, Gold Rush I, LLC, Southwest Entertainment, Inc., Southwest Casino Deadwood, LLC and North Metro Harness Initiative, LLC.  The parent company operates Uncle Sam’s Casino, located in Cripple Creek, Colorado, under a lease agreement.  The Company’s operations are subject to various federal, state and local regulations related to gaming activities.

Gold Rush I, LLC

Gold Rush I, LLC, was formed during 1999 and operates the Gold Rush Hotel and Casino and Gold Digger’s Casino in Cripple, Creek Colorado under a lease agreement.

Southwest Entertainment, Inc.

Southwest Entertainment, Inc., located in Minneapolis, Minnesota, was formed on November 4, 1998. The company operates an outdoor amphitheatre for entertainment events in Cripple Creek, Colorado.

Southwest Casino Deadwood, LLC

Southwest Casino Deadwood, LLC, located in Deadwood, South Dakota, was formed on December 7, 1999, and began operating B.B. Cody’s Casino, under lease, in July 2000. During December 2003, the Company decided to discontinue operations in Deadwood. (See Note 15).

North Metro Harness Initiative, LLC.

North Metro Harness Initiative, LLC, (a development stage Minnesota limited liability company), was formed on June 16, 2003 for the purpose of developing, owning, and operating a horse race track and card room north of Minneapolis, Minnesota, in Anoka County.  North Metro Harness Initiative, LLC (North Metro) is in the process of purchasing land, obtaining zoning, permits and regulatory approvals for its proposed operations.

The Company is also in the process of obtaining state and local regulatory approval and acquiring property for a riverboat casino in Rockaway Beach, Missouri.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Southwest Casino and Hotel Corp. and its wholly-owned subsidiaries. All material inter-company transactions and balances have been eliminated in consolidation.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

Basis of Accounting

The consolidated financial statements of the Company are prepared using the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when incurred.  This basis of accounting conforms to generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The company considers all highly liquid debt instruments purchased with a maturity of three months or less when purchased to be cash equivalents.

Revenue recognition

Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses. Revenue from food, beverage and hotel operations are recorded upon delivery of goods or services, and excludes promotional allowances.  Revenue from casino management and consulting contracts with outside parties is recognized over the term of the agreements.  Consideration given in exchange for entering into long-term contracts is amortized over the life of the agreement.

Receivables and Credit Policies

Accounts receivables are uncollateralized obligations due under normal trade terms requiring payment within 20 days from the invoice date, and do not accrue interest.  Accounts receivables are stated at the amount billed to the customer.  Payments of accounts receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will be collected.  Management reviews all trade receivable balances that exceed 30 days from the invoice date and, based on an assessment of the current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Net Income Per Share – Basic and Diluted

Net income per share is computed by dividing the net income for the period by the weighted average number of common shares outstanding during the period presented.  Basic earnings per share exclude the dilutive effect of options, warrants and convertible securities, while diluted earnings per share include such effects only during years when the Company reports net income.

Inventories

Inventories consist principally of food and beverage products and gift shop merchandise.  Inventories are carried at cost, determined under the first-in, first-out (FIFO) method.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

Concentrations of Credit Risk

The Company’s cash balances maintained in bank depositories periodically exceed federally insured limits.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expense for the years ended December 31, 2003 and 2002 was approximately $602,000 and $467,000, respectively.

Employee Benefit Plan

The Company has established a defined contribution profit sharing plan for its eligible employees.  To be eligible, an employee must be 21 years of age and have completed one year of service.  Contributions to the plan are made at the discretion of management, based on results of operations from year to year.  No discretionary contributions were made during 2003 or 2002.

The Company has adopted a 401(k) retirement plan.  The plan provides for employee pre-tax salary deferrals of up to 10% of a participant’s compensation (not to exceed federal limits) and a matching contribution by the Company – dollar for dollar up to 3% and fifty cents per dollar up to 5% of the participant’s compensation.  Employees are eligible for the plan if they have completed one year of service, as defined in the plan, and have attained the age of 21.  A participant is fully-vested after one year of service, as defined in the plan.  The Company’s matching contributions for the years ended December 31, 2003 and 2002 were $55,235 and $60,232, respectively.

Property and Equipment

Real estate options include costs related to agreements for options to purchase land.

Construction in progress consists of amounts incurred for the architectural, engineering and other construction planning costs that meet capitalization criteria.  As of December 31, 2003 construction in progress consisted of architectural, zoning, engineering and construction permit application costs.

Property and equipment are recorded at cost.  Depreciation on property and equipment is calculated using the straight-line method over their estimated useful lives, which ranges from 3 to 10 years.  Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in the income statement.

Repair and maintenance charges, which do not increase the useful lives of the assets, are charged to expense as incurred.

Depreciation expense was $1,189,053 and $938,533 for the years ended December 31, 2003 and 2002, respectively.

Leaseholds attributable to the lease discussed in Note 11 have been capitalized in accordance with generally accepted accounting principles and are being amortized over 20 years using the straight-line method.

Amortization expense for these leaseholds was $618,936 for each of the years ended December 31, 2003 and 2002.

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. Certain long-lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value less cost to sell.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Preopening costs

Certain costs incurred in connection with the development and opening of a casino have been charged to expense as incurred.

Organization and start-up costs

Organization and start-up costs are expensed as incurred. Organization costs consist of amounts related to the formation of a company. Start-up costs consists of amounts incurred during the development stage related to the operation, management and development of a company, which do not qualify as a capitalized cost. For federal and state income tax purposes the Company plans to elect to capitalize and amortize start-up costs pursuant to Internal Revenue Code (IRC) Section 195 (B).

Stock based compensation

The Company uses the intrinsic value method of accounting for compensation costs for stock based awards.  Under the intrinsic value method, the fair value of the shares less the amount the employee is required to pay for the shares is recorded as compensation expense over the applicable period of service related to the award.

Operating segments

The Company has segregated its activities into three operating segments based on operating and management characteristics related to its sources of revenue or basis for accumulating assets or expenses.  The segments are defined as casino operations, casino management for unrelated parties, and casino development activities.  Separate operations are aggregated based on the above general segment descriptions.

NOTE 3 – NOTES RECEIVABLE

	2003	2002
Notes receivable at December 31 consists of the following:

Cheyenne and Arapaho Business Development Corporation, with monthly payments of $93,721 including principal and interest at 9.25% until the extended maturity date of May 1, 2004, secured by property in Concho, OK	$402,686	$1,539,181

Less amounts shown as current	(402,686)	(1,136,495)
Notes receivable - long-term	$—	$402,686

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 4 – PROMOTIONAL ALLOWANCES

Revenue does not include the retail amount of rooms, food, and beverage provided gratuitously to customers, which was $975,540 and $771,684 for the years ended December 31, 2003 and 2002, respectively.

NOTE 5 – OTHER INVESTMENTS AND CASINO MANAGEMENT AGREEMENTS

	2003	2002

Other investments consisted of the following at December 31:

Investment in land to be exchanged for casino management contract	$1,529,415	$1,518,949
Other	—	5,572
	$1,529,415	$1,524,521

The Company has entered into an agreement with the Cheyenne and Arapaho Tribes of Oklahoma (CATO) for management of its casino located in Concho, OK, which expires on May 19, 2004. In exchange for extending the contract through May 19, 2007, the Company agreed to transfer title of a tract of land to CATO.  The exchange took place in 2003.  Since the asset transfer is related to the extension agreement for management services, the cost of the land will be amortized over the term of the agreement.

The Company’s management agreement with CATO that was extended to May 19, 2004 had similar terms.  Land with a value of $880,527 was transferred to CATO in exchange for the extension and amendment of terms of the previous management agreement. As part of the extension agreement, the terms were modified whereby the revenue earned from management activities was increased in exchange for the land.  Amortization of this cost occurred over the estimated period where the increase in the revenue was expected to offset the cost of the land transferred.

Management revenues of $3,235,815 and $4,226,549 were earned related to the agreement with CATO for the years ended December 31, 2003 and 2002, respectively.  Management revenues of $2,488,070 for the year ended December 31, 2002 were earned from a separate management contract that was terminated during the year ended December 31, 2002.

Amortization expense of the land value for the years ended December 31, 2003 and 2002 was $0 and $220,132, respectively.  Amortization expense during the duration of the agreement is estimated as follows:

Year ended December 31,	Amount
2004	$312,900
2005	509,800
2006	509,800
2007	196,900
Total	$1,529,400

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 6 – SHORT-TERM NOTES PAYABLE

Short-term notes payable consisted of the following at December 31:

	2003	2002
Associated Bank Line of Credit The Company may borrow up to $450,000 under this revolving line of credit. Interest is payable at a variable rate (5% as of December 31, 2003. The line is due January 19, 2005, and is collateralized by substantially all assets.	$100,000	$—

Great America The Company financed the purchase of a new point-of-sale system at an interest rate of 10%. Monthly payments of $1,606 are due until March 2003.	—	4,881

Hanson Distributing The Company financed the purchase of slot machines for one year at an interest rate of 0%. Weekly payments of varied amounts are due until maturity in June 2004 at which time any remaining balance is then due. Collateralized by slot machines.	103,897	263,052

Aristocrat The Company financed the purchase of slot machines for one year at an interest rate of 0%. Monthly payments of $8,562 are due until maturity in March 2003. Collateralized by slot machines.	—	25,750

Aristocrat The Company financed the purchase of slot machines for one year at an interest rate of 0%. Monthly payments of $3,248 are due until maturity in March 2003. Collateralized by slot machines.	—	9,744

Aristocrat The Company financed the purchase of slot machines for one year at an interest rate of 0%. Monthly payments of $6,591 are due until maturity in March 2003. Collateralized by slot machines.	—	19,774

Aristocrat The Company financed the purchase of slot machines for one year at an interest rate of 0%. Monthly payments of $5,910 are due until maturity in March 2003. Collateralized by slot machines.	—	17,730

Aristocrat The Company financed the purchase of slot machines for three months at an interest rate of 0%. Monthly payments of $20,056 are due until maturity in February 2004. Collateralized by slot machines.	22,468	—

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 6 – NOTES PAYABLE (continued)

	2003	2002
I.G.T. The Company financed the purchase of slot machines for nine months at an interest rate of 0%. Monthly payments of $9,462 are due until maturity in February 2003. Collateralized by slot machines.	—	28,387

I.G.T. The Company financed the purchase of slot machines for nine months at an interest rate of 0%. Monthly payments of $22,216 are due until maturity in October 2003. Collateralized by slot machines.	—	156,344

I.G.T. The Company financed the purchase of slot machines for nine months at an interest rate of 0%. Monthly payments of $4,027 are due until maturity in March 2003. Collateralized by slot machines.	—	12,082

I.G.T. The Company financed the purchase of slot machines for nine months at an interest rate of 0%. Monthly payments of $15,107 are due until maturity in January 2004. Collateralized by slot machines.	15,107	—

Mikohn The Company financed the purchase of progressive signage for six months at an interest rate of 0%. Monthly payments of $9,959 are due until maturity in March 2003. Collateralized by signage.	—	13,037

First Western Bank The Company assumed a bank loan from a prior tenant at an interest rate of 11.25%. Monthly payments of $498 are due until maturity in August 2003. Collateralized by restaurant equipment.	—	4,890

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 6 – NOTES PAYABLE (continued)

	2003	2002
The Company financed various insurance policies at an interest rate of 8.82%. Monthly payments of $4,941 are due until maturity in May 2003.	—	24,171

Total Notes Payable	$241,472	$579,842

NOTE 7 – SUBORDINATED DEBENTURES

During 1993, the Company entered into Series A convertible subordinated debentures that were due and payable on July 15, 1998.  The remaining balance of the convertible subordinated debentures are currently in default.  Terms related to the conversion of the subordinated debentures to common stock expired on July 15, 1998,  Interest is continuing to be accrued at the original interest rates of 9.25%.

	2003	2002
Subordiated debentures and the related accrued interest payable consisted of the following:
Subordinated debentures payable	$362,500	$437,500

Accrued interest payable	$335,494	$353,109

The Company settled lawsuits with various Series A Subordinated Debenture holders.  These settlements were for 85% of the face value of the debenture, and excluded previously accrued interest.

NOTE 8 – LONG-TERM LIABILITIES

Long-term liabilities at December 31 are as follows:

	2003	2002

Long-term debt:
Cheyenne & Arapaho Tribes of Oklahoma
Payable periodically on an “as needed” basis for a capital project with a 0% interest rate.	$—	$23,980

Capital lease payable (See Note 12)	8,535,039	9,260,779

Total long-term liabilities	8,535,039	9,284,759
Less current portion	(779,911)	(579,820)
	$7,755,128	$8,704,939

For the next five years, there are no minimum principal payments related to long-term debt.  Minimum annual payments under capital leases are included in Note 11.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company has authorized the issuance of up to 21,000,000 shares of Series C Convertible Preferred Stock, (Preferred Stock) with a par value of $.01.   The Preferred Stock is convertible to common stock at a rate of one share of Preferred Stock for one share of common stock.  The Preferred Stock is convertible at the option of the holder, or automatically upon the completion of a public offering with proceeds in excess of $5,000,000, upon merger, consolidation or reorganization of the Company, or upon a vote by the majority of the stockholders of the Preferred Stock.  The Preferred Stock has voting rights that are the same as common stockholders.  The Preferred Stock is eligible for dividends with the same rights as common stockholders.  Upon involuntary liquidation, the holders of Preferred Stock are entitled to a payment of up to $.55 per share plus any accrued and unpaid dividends from the proceeds of the liquidation prior to payment of liquidation proceeds to the common stockholders.  In the event of a split or reverse split of common stock, the conversion ratio related to the common stock shall also be applicable to the outstanding shares of the Preferred Stock.

Common and preferred stock are subject to redemption, at the discretion of the board of directors, at fair market value in the event an owner of stock becomes a disqualified holder.  A disqualified holder is a stockholder that refuses to provide information to the Company or applicable gaming authorities that may result in the disapproval, modification or non-renewal of any contract, license or franchise related to the gaming operations of the Company.

A reconciliation of basic and diluted earnings per common share for the year ended December 31, 2002 is as follows:

	Net earnings (Numerator)	Weighted Average Common Shares (Denominator)	Per Share Amount
Basic earnings per share	$4,410,194	6,619,404	$0.67

Effect of dilutive securities:
Stock option and warrants	—	—
Convertible preferred stock	—	16,010,012

Diluted earnings per share	$4,410,194	22,629,416	$0.19

NOTE 10 – OPERATING LEASES

On May 1, 1998, the Company entered into a five-year agreement with Lois Woods to lease property located at 251 East Bennett Avenue in Cripple Creek, Colorado.  The terms of the lease require payments of $12,000 per month.

During February 2004, the Company extended the lease for an additional five years. The new lease payments are $14,000 per month, expiring February 2009.

The lease agreement includes provisions whereby the Company has the option to purchase the property for $2,000,000 plus 50% of the increase in the fair market value of the building as of the expiration of the initial term.  In the event of termination by the tenant, the landlord may assess a penalty of $144,000.

The Company also leases office space for its corporate offices.  The lease expires January 31, 2005.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

Rent expense was approximately $171,000 for each of the years ended December 31, 2003 and 2002.

Minimum payments under the lease agreement, including the extension, are as follows:

Year Ending December 31,	Amount
2004	$192,000
2005	170,000
2006	168,000
2007	168,000
2008	168,000
Thereafter	28,000
Total	$894,000

NOTE 11 – CAPITAL LEASE

On April 9, 1999, the Company entered into a 20-year capital lease with Cripple Creek Development Co, Blue Building Development, Inc. and Mark and Annesse Brockley (the Lessors) for the land and buildings relating to The Gold Rush Hotel and Casino, Gold Digger’s Casino and B.B. Cody’s Casino.  In addition to minimum payments related to the lease, the Company assumed payment of specified liabilities.  The amount capitalized is based upon:

Present value of $40,000 monthly payments for 20 years	$4,291,242
Principal due on assumed obligations of outstanding debts	8,087,571
$12,378,813

Future minimum lease payments required under the capital leases as of December 31, 2003, are as follows:

2004	$2,604,747
2005	1,321,997
2006	1,283,941
2007	1,245,886
2008	1,211,028
Thereafter	9,221,833
Total miniumum lease payments	16,889,432
Less-amount representing interest	(8,354,393)
Present value of minimum lease payments	8,535,039
Less-current portion	(779,911)
Long-term portion	$7,755,128

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 12 – STOCK OPTIONS AND WARRANTS

The Company granted stock options and warrants to purchase shares of its common and preferred stock to various investors, directors and key employees.  The exercise price of all stock options and warrants granted have been set at prices equal to or above the estimated fair market value of the Company’s stock on the date of grant.  The number of shares reserved for issuance is equal to the number of shares into which all outstanding stock options and warrants would be converted, if exercised.

A summary of changes in options outstanding is as follows:

	Options	Weighted Average Exercise Price Per Share

Balance at December 31, 2001	$2,680,000	$1.09
Options expired	(1,825,000)	$1.07
Balance at December 31, 2002	855,000	$1.13
Options cancelled	(855,000)	$1.13
Options issued	1,350,000	$0.06
Balance at December 31, 2003	$1,350,000	$0.06

The weighted average grant date fair value of options granted during the year ended December 31, 2003 was estimated at $.06 per share.

The difference in compensation costs between the intrinsic method and the fair value method of accounting for stock options was not material for the years ended December 31, 2003 and 2002, based on a risk free interest rate of 1.8%, an expected life of 1 year, no volatility and no expected dividends.

Compensation expense related to the above stock options was $0 for each of the years ended December 31, 2003 and 2002. As of December 31, 2003, 1,150,000 options were exercisable for a price of $.06.

At December 31, 2003 and 2002, the Company had 725,000 and 1,316,000 shares of common stock reserved for the exercise of warrants that have been granted in connection with debt and equity offerings and in lieu of cash payment for services provided.  The warrants are exercisable at prices ranging from $.01 to $2.00 as of December 31, 2003 and 2002.  The warrants expire at various times through December 7, 2008.  The weighted average exercise price of warrants issued during the year ended December 31, 2003 was $.06.  There were no warrants issued during the year ended December 31, 2002.

At December 31,  2002, the Company had 2,075,000 shares of preferred stock reserved for the exercise of warrants that have been granted in connection with debt and equity offerings.  The warrants were exercisable at a price of $.01 as of December 31, 2002.  The warrants expired during the year ended December 31, 2003.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 13 – PROVISION FOR INCOME TAXES

The (provision) benefit for income taxes consists of the following:

	2003	2002

Current
Federal	$—	$—
State	(45,153)	—
Total Current	(45,153)	—

Deferred
Federal	235,000	506,000
State	35,000	66,000
Total Deferred	270,000	572,000

Total	$224,847	$572,000

The net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes. Significant components of the Company’s deferred tax liabilities as of December 31, 2003 and 2002 are as follows:

	2003	2002

Current deferred tax assets (liabilities):	$—	$—

Noncurrent deferred tax assets (liabilities):
Property and equipment	(294,000)	(294,000)
Operating loss and contribution carryforwards	1,920,000	1,526,000
Conversion from cash basis to accrual basis for tax purposes	140,000	280,000
Total Deferred	1,766,000	1,512,000

Less valuation allowance	(924,000)	(940,000)

Net deferred tax asset	$842,000	$572,000

A reconciliation of the income tax provision with amounts determined by applying the federal statutory rate to income before income taxes is as follows:

	2003	2002

Federal statutory income tax rate	-34.0%	34.0%
State and local income tax rate	-4.4%	4.4%
Effect of realization of deferred tax liability (asset) related to net operating losses	26.4%	-53.4%
Effective Tax Rate	-12.0%	-15.0%

As of December 31, 2003, the Company has federal and state net operating loss carryforwards of approximately $5,000,000. These operating losses expire between 2015 and 2023. Net operating loss carryforwards available to offset future taxable income may be subject to the limitations under Section 382 of the Internal Revenue Code due to changes in the equity ownership of the Company. The income tax rate does not correspond to statutory tax rates due to the difference in the valuation allowance for deferred tax assets.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 14 – DISPOSITION OF PROPERTY AND EQUIPMENT

During March 2002, the Company sold land in Texas.  In addition, in September 2002, the Company received proceeds from a joint venture as its share of gain on the sale of land in California.

Gain (loss) on disposition of property and equipment is as follows:

	2003	2002

Gain on Texas land	$—	$296,710
Gain on California land	—	120,298
Other	(10,391)	(2,794)

Total	$(10,391)	$414,214

NOTE 15 – DISCONTINUED OPERATIONS AND IMPAIRMENT

During 2003, as a result of continued losses from operations, the Company decided to discontinue the operation of its casino in Deadwood, South Dakota.  As a result, during 2004, the Company sold or abandoned certain assets and transferred the remaining assets to other casino operations.   As of December 31, 2003, the value of the assets sold was recorded as assets held for sale on the accompanying balance sheet.  For the year ended December 31, 2003, the Company recorded a loss for the difference between the net book value of the assets sold or abandoned and the net proceeds received subsequent to December 31, 2003, as follows:

Total cost of property and equipment sold	$176,901
Total accumulated depreciation of property and equipment sold	126,972
Net book value of property and equipment sold	49,929
Sales price	21,411
Loss on disposal of assets held for sale	28,518

Total cost of property and equipment abandoned	310,654
Accumulated Depreciation	56,622
Net book value of proprety and equipment abandoned	254,032

Loss on disposition and abandonment of property and equipment	$282,550

The above loss is included in loss from discontinued operations on the accompanying statements of operations for the year ended December 31, 2003.

Revenues from the Deadwood casino totaled approximately $1,667,000 and $1,305,000, respectively, for the years ended December 31, 2003 and 2002, and are included in the casino operations segment.

NOTE 16 – RELATED PARTY TRANSATIONS

The Company has a liability to certain officers and stockholders for unpaid compensation and expense reimbursements of $410,100 and $432,175 as of December 31, 2003 and 2002, respectively.

During the years ended December 31, 2003 and 2002, the Company issued stock to employees in exchange for unpaid compensation at the estimated fair value of $.01 and $.06 per share, respectively.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 17 – SEGMENT INFORMATION

Segment information related to the year ended December 31, 2003 follows:

	Casino Operations	Casino Management	Casino Development	Reconciling Items	Total
Revenues	$17,939,731	$3,235,815	$—	$(1,702,372)	$19,473,174
Interest revenue	—	97,100	—	—	97,100
Interest expense	1,018,623	37,360	—	(408)	1,055,575
Depreciation and amortization	1,796,537	11,452	—	(203,195)	1,604,794
Segment profit (loss) before income taxes	(835,586)	723,132	(1,551,422)	978,375	(685,501)
Income tax expense (benefit)	(112,917)	97,720	(209,650)	118,000	(106,847)
Segment assets	14,848,403	3,134,670	577,359	—	18,560,432
Expenditures for segment assets	1,333,761	—	387,068	—	1,720,829

Segment information related to the year ended December 31, 2002 follows:

	Casino Operations	Casino Management	Casino Development	Reconciling Items	Total
Revenues	$15,391,229	$6,720,619	$—	$(1,256,373)	$20,855,475
Interest revenue	67	187,115	—	—	187,182
Interest expense	1,198,907	64,558	—	(2,581)	1,260,884
Depreciation and amortization	1,542,830	234,771	—	(148,829)	1,628,772
Segment profit (loss) before income taxes	(499,918)	4,525,697	(187,585)	688,092	4,526,286
Income tax expense (benefit)	54,800	496,600	20,600	(264,000)	308,000
Segment assets	15,550,559	5,092,093	52,518	—	20,695,170
Expenditures for segment assets	2,362,534	16,580	52,518	—	2,431,632

Reconciling items consist of the impact of discontinued operations on the separate segments.

NOTE 18 – BANKRUPTCY FILING

In 2001, a dispute arose between the Lessors and Gold Rush I, LLC over the amount of rent paid.  The lessor filed a motion to remove Gold Rush I, LLC from the property.  In order to insure that Gold Rush I, LLC would retain possession of the property, management elected to file for protection from creditors under Chapter 11 of the Bankruptcy Code on August 31, 2001.

On October 15, 2001, the Teller County District Court in Colorado ruled that Gold Rush I, LLC was not in default under the lease, having properly treated certain excess payments as offsets.  In addition, the Company had a remaining credit toward continuing obligations under the lease in the amount of $277,798.  This decision was later amended to $284,457.

On September 11, 2002, the Bankruptcy Court approved Gold Rush I, LLC’s plan of reorganization.  The plan provides that all creditors will be paid the full amount owed to them.  On January 10, 2003, the bankruptcy case was closed.  Liabilities related to the bankruptcy claim are scheduled for payment through December 2004, and are included as part of accounts payable.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 19 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of the Company’s note receivable approximates its fair value due to the fact that the note is maturing during the next year.  The carrying amount of the Company’s debentures payable, together with accrued interest payable, approximates the fair value of the instrument based on the approximate interest rate applicable to comparable debt instruments with similar credit risks.  There were no other financial instruments with significant differences between the carrying amount and the fair value due to the short maturity of the instruments.

NOTE 20 – LAND OPTION AGREEMENTS

The Company, through North Metro Harness Initiative, LLC has a real estate option agreement for the purchase of approximately 165 acres of land.  The option agreement commenced on March 1, 2003, and shall expire on August 1, 2005.  Payments under the option agreement include $30,000 for the first 4 months of the option term, $15,000 per month during the next 7 months of the option term, and $20,000 per month for the next twelve months of the option term, and $40,000 per month for the remaining term of the option.  The purchase price of the land ranges from $7,775,000 to $8,450,000 during the remaining term of the option, depending on the date the option is exercised. The purchase price of the land will be reduced by amounts previously paid for the option.

The Company, through North Metro Harness Initiative, LLC, has a real estate option agreement for the purchase of approximately 13.4 acres of land.  The option agreement commenced on July 17, 2003, and shall expire on July 18, 2005.  Payments under the option agreement include $1,000 for the first 4 months of the option term, $1,000 per month during the next 7 months of the option term, and $2,000 per month for the remaining term of the option.  If the property is purchased during the first 12 months of the option term, the purchase price of the property has been fixed at $650,000.  If the property is purchased during the second 12 months of the option term, the purchase price of the property has been fixed at $700,000.  The purchase price of the land will be reduced by amounts previously paid for the option.

During 2003, the Company has entered into five real estate option agreements for the purchase of property in Rockaway Beach, Missouri.  Two of the agreements expire on January 1, 2008, with the remaining three agreements expiring on January 1, 2006.  The total purchase price under the five agreements is approximately $1,128,400.  The agreements require monthly option payments totaling approximately $800.

Subsequent to December 31, 2003, the Company entered into five additional real estate option agreements for the purchase of property in Rockaway Beach, Missouri.  The agreements expire on January 1, 2006.  The total purchase price under the five agreements is approximately $1,341,000.  The agreements require monthly option payments totaling approximately $900.

NOTE 21 – COMMITMENTS AND CONTINGENCIES

The Company, through North Metro Harness Initiative, LLC, has entered into an agreement for the development of the land, building and related property to operate a race track and card room.  Fees related to the agreement total 3% of the project cost, which is defined as the total development cost less the cost to purchase the land. The agreement began on May 1, 2003, and continues until the completion of the project, unless earlier terminated.   Fees are payable at a rate of $6,000 per month, plus applicable out of pocket expenses, beginning on May 1, 2003.  Upon the start of construction, two thirds of the expected fee (less previous monthly payments) is due. If the agreement is terminated prior to the completion of the project, any unpaid fees are determined based on the completed status of the project at the time of termination, as defined in the agreement.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

The Company has entered into consulting agreements with nonrelated parties to monitor legislation and perform lobbying activities, and other public relations and development activities related to establishing and developing the race track, card room and riverboat casino.  The agreements are generally on a month-to-month basis, and may be terminated by either party to the agreement.  The Company has monthly obligations related to these agreements of approximately $24,000 per month.

The Company received a letter of commitment for debt financing for approximately $22,125,000, or approximately 70% of the expected total project cost of the race track and card room, with the remaining 30% to be provided in the form of equity by the Company.  Terms of the commitment include a 10-year amortization, and interest at a variable rate (1.75% above prime rate), with a floor of 6%.  In addition, 50% of net available cash flow (after scheduled debt service and income taxes) will be required to be held in an account to redeem the debt.  Redemption under this provision occurs when the account equals the principal amount of the loan outstanding.  Security for the loan will include a first mortgage, corporate guarantee of the Company, and security interests in other assets of the Company.  The closing and funding of the loan is expected to take place on or about July 1, 2004.

During the years ended December 31, 2003 and 2002, an employee issued and cashed Company checks and deposited the amounts to the employee’s personal accounts.  During January 2004, the employee left the employment of the Company.  The Company intends to initiate a cause of action against the former employee to recover the lost amount.  The Company has insurance coverage which is anticipated to cover a portion of the claim against the former employee, and the Company anticipates recovery of a portion of the amount from the former employee.  Management estimates that the amount related to the potential insurance recovery and recovery from the former employee totals $200,000 and $147,676 as of December 31, 2003 and 2002, respectively, which has been included in other receivables on the accompanying balance sheets.  A loss of $267,000  and $0  has been included in Casino expense for the years ended December 31, 2003 and 2002, respectively.

As of December 31, 2003, the Company had a remaining commitment to purchase equipment and software of approximately $1,142,000.

NOTE 22 – SUBSEQUENT EVENTS

Subsequent to December 31, 2003, the Company entered into a purchase agreement to sell 50% of its ownership interest in North Metro Harness Initiative, LLC, subject to final due diligence and closing. The agreement requires the Company to contribute $2,500,000 for its 50% interest, and the buyer to contribute $7,500,000 for its 50% interest in North Metro Harness Initiative, LLC.

Subsequent to December 31, 2003, the Company entered into a letter of intent regarding the establishment of a separate entity (Southwest Missouri Gaming, LLC, or SMG) to own and operate a riverboat casino in Rockaway Beach, Missouri.  The Company will own 30% of SMG for an initial contribution of $3,000,000, and 70% of SMG will be owned by an unrelated party for $7,000,000. Amounts previously expended by the Company will be counted as part of the Company’s initial contribution. In the event the riverboat casino is approved, additional debt and equity financing of up to $100,000,000 is anticipated to complete the project.

Subsequent to December 31, 2003, the Company received approximately $1,145,000 from the proceeds of debt financing of equipment and software for its casino operations.  The debt has an interest rate of 4.2%, and is due in monthly installments of principal and interest of approximately $34,900, with a maturity date of February 1, 2007.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

Subsequent to December 31, 2003, the Company received term sheets to issue 6,666,666 shares for offering proceeds of $10,000,000.  In addition to the shares, 833,333 warrants with a price of $3.00 per share will be issued as part of the offering to common stockholders. The warrants will have a term of 5 years, and will be subject to a call at $.01 based on conditions outlined in the term sheets.  The term sheet includes compensation to the financial advisor of 1,000,000 shares of stock and warrants for 1,500,000 shares of stock with a price of $3.00.  In addition to the stock and warrants, the Company also received a term sheet for the issuance $1,000,000 of 8% convertible demand notes.  The notes convert to common stock at a rate of $.50 per share, and are subject to fees of 7% of the offering proceeds.  Both agreements are issued as part of a proposed reverse merger transaction with a publicly traded shell company.

Subsequent to December 31, 2003, the Company amended its capital lease agreement.  Under the amendments, the lease of the Deadwood, South Dakota property was terminated effective March 10, 2004.  In addition, the Company obtained the option to purchase the remainder of the property under capital lease located in Cripple Creek, Colorado for $5,250,000 plus assumption of certain liabilities.  The option to purchase the properties expires on February 28, 2005.

[Letterhead of Eide Bailly LLP]

INDEPENDENT AUDITOR’S REPORT ON SCHEDULE

The Stockholders and Board of Directors

Southwest Casino and Hotel Corp.

Minneapolis, Minnesota

Under the date of May 20, 2004, we reported on the consolidated balance sheets of Southwest Casino and Hotel Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2003 and 2002, as contained herein. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule, valuation and qualifying accounts. The financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

May 20, 2004

SOUTHWEST CASINO AND HOTEL CORP.

Schedule II - Valuation and Qualifying Accounts

Description	Balance at Beginning of Period	Charged (Credited) to Costs and Expenses	Deductions	Balance at End of Period
Col A.	Col B.	Col C.	Col D.	Col E.

Year ended December 31, 2002
Income tax valuation allowance	$—	$(940,000)	$—	$(940,000)

Year ended December 31, 2003
Income tax valuation allowance	$(940,000)	$16,000	$—	$(924,000)

SOUTHWEST CASINO AND HOTEL CORP.

Consolidated Balance Sheet (Unaudited)
June 30, 2004

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$918,522
Accounts Receivable	156,735
Accounts Receivable - Other	100,000
Escrow - Convertible Demand Notes	1,782,000
Management Fees Receivable	314,971
Inventories	153,419
Prepaid Expenses	763,407
Total Current Assets	4,189,054
PROPERTY AND EQUIPMENT
Real Estate Options	291,643
Construction in progress	814,332
Leasehold Improvements	13,543,509
Furniture and Equipment	6,352,706
Accumulated Depreciation	(6,475,778)
Net Property and Equipment	14,526,412
OTHER ASSETS
Contract rights and finance costs	1,566,535
Deposits	148,265
Other Investments	844,117
Deferred Tax Asset	842,000
Total Other Assets	3,400,917
TOTAL ASSETS	$22,116,383
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$1,141,174
Accounts Payable - Construction in Progress	157,160
Accrued Expenses	560,109
Notes Payable	446,292
Current Portion of Long-Term Debt	997,978
Convertible Subordinated A Debentures - 9.25%	362,500
Convertible Demand Notes	2,632,000
Accrued Interest Payable	343,450
Accrued Liabilities - Related Party	721,545
Total Current Liabilities	7,362,208
LONG-TERM LIABILITIES
Long-Term Liabilities Net of Current Portion	8,270,035
STOCKHOLDERS’ EQUITY
Preferred Stock, $.01 par value; 30,000,000 shares authorized 16,135,012 shares issued and outstanding	161,350
Common Stock, $.01 par value; 50,000,000 shares authorized 10,888,571 shares issued and outstanding	108,886
Preferred Warrants	2,500
Additional Paid-in Capital	13,329,718
Accumulated Deficit	(7,118,314)
Total Stockholders’ Equity	6,484,140
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,116,383

See Notes to Unaudited Consolidated Financial Statements

SOUTHWEST CASINO AND HOTEL CORP.

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2004 and 2003

	The Six Months Ended June 30, 2004	The Six Months Ended June 30, 2003
REVENUES
Casino	$7,869,427	$7,358,315
Food & Beverage/Hotel	192,205	219,735
Management and Consulting	2,378,765	1,672,248
Entertainment	18,383	35,349
Other	45,044	110,656
Total Revenue	10,503,824	9,396,303

EXPENSES
Casino	5,860,145	5,489,415
Food & Beverage/Hotel	760,482	697,327
Corporate Expense	1,397,092	1,223,703
Project Development Costs	569,479	716,111
Entertainment	40,810	81,162
Depreciation and Amortization	994,661	790,813
Total Expenses	9,622,669	8,998,531

Income from Operations	881,155	397,772

OTHER INCOME (EXPENSE)
Interest Income	7,792	62,691
Interest Expense	(559,835)	(499,055)
Gain (Loss) on Disposition of Property and Equipment	(4,917)	(49,351)
Income from Debt Forgiveness	9,219	40,355
Total Other Income (Expense)	(547,741)	(445,360)

Income (Loss) from Continuing Operations Before Income Taxes	333,414	(47,588)

Income Tax (Expense) Benefit	(133,000)	10,200
Minority Interest in income of consolidated subsidiaries	10,000	—
Equity in earnings of unconsolidated subsidiaries net of tax benefit	(449,585)	—

Income (Loss) from Continuing Operations	(239,171)	(37,388)

DISCONTINUED OPERATIONS
Loss from Discontinued Operations	(256,582)	(474,744)
Income Tax Benefit	42,600	101,347
Total Discontinued Operations	(213,982)	(373,397)

NET INCOME (LOSS)	$(453,153)	$(410,785)

Earnings per share
Basic and diluted
Income (Loss) from continuing operations	$(0.02)	$(0.01)
Discontinued operations	(0.02)	(0.05)
Net Income	$(0.04)	$(0.06)

Weighted Average Shares Outstanding	10,725,796	7,050,781

See Notes to Unaudited Consolidated Financial Statements

SOUTHWEST CASINO AND HOTEL CORP.

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2004 and 2003

	The Six Months Ended June 30, 2004	The Six Months Ended June 30, 2003

Cash Flows from Operating Activities:
Net Income (loss)	$(453,153)	$(410,785)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Minority Interest	(10,000)	—
Depreciation and amortization	1,028,983	894,085
(Gain) on sale of assets	4,917	49,351
Equity (loss) on unconsolidated subsidiary	539,985	—
(Income) from debt forgiveness	—	(40,355)

Change in current assets and liabilities:
(Increase) decrease in receivables	61,037	92,839
(Increase) decrease in inventories	15,365	(23,955)
(Increase) decrease in prepaid expenses	(192,093)	79,123
(Increase) decrease in deferred tax asset	—	(156,700)
Increase (decrease) in accounts payable	(197,063)	207,494
Increase (decrease) in accrued expenses	162,302	(224,947)
Increase (decrease) in accrued interest payable	7,956	—

Net cash provided by (used in) operating activities	968,236	466,150

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	24,780	20,111
Purchase of property and equipment	(2,124,944)	(590,559)
Proceeds from principal received on long-term notes receivable	402,686	555,159
(Increase) decrease in deposits	9,699	(87,624)
Investment in unconsolidated subsidiary	(832,414)	—
Net cash provided by (used in) investing activities	(2,520,193)	(102,913)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,289,680	376,321
Proceeds from line of credit	204,820	—
Proceeds from convertible demand notes	850,000	—
Principal payments on borrowings	(556,706)	(975,971)
Payment of financing costs	(79,605)	—
Proceeds from outside investors — minority interest	10,000	—
Proceeds from issuance of preferred stock & warrants	1,500	—
Proceeds from issuance of common stock	22,500	—
Payment of subordinated debentures	—	(32,078)

Net cash provided by (used in) financing activities	1,742,189	(631,728)

Net increase (decrease) in cash and cash equivalents	190,232	(268,491)

CASH AND CASH EQUIVALENTS
Beginning of year	728,290	1,548,811
End of year	$918,522	$1,280,320

Supplemental disclosure of cash flow information:
Cash paid for interest	$551,879	$499,055
Cash paid for income taxes	$—	$45,153

See Notes to Unaudited Consolidated Financial Statements

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- ORGANIZATION AND NATURE OF OPERATIONS

Southwest Casino and Hotel Corp.

Southwest Casino and Hotel Corp. (the Company) owns and operates casinos in Cripple Creek, Colorado and manages casinos for the Cheyenne and Arapaho Tribes in Oklahoma.  The Company’s operations include the following consolidated subsidiaries:

Gold Rush I, LLC

Gold Rush I, LLC, was formed during 1999 and operates the Gold Rush Hotel and Casino and Gold Digger’s Casino in Cripple Creek, Colorado under a lease agreement.

Southwest Entertainment, Inc.

Southwest Entertainment, Inc., located in Minneapolis, Minnesota, was formed on November 4, 1998.  The company operates an outdoor amphitheatre for entertainment events in Cripple Creek, Colorado.

Southwest Casino Deadwood, LLC

Southwest Casino Deadwood, LLC located in Deadwood, South Dakota was formed on December 7, 1999 and began operating as B.B. Cody’s Casino under lease in July 2000. During December 2003, the Company decided to discontinue operations in Deadwood. (See Note 10).

North Metro Harness Initiative, LLC

North Metro Harness Initiative, LLC, (a development stage Minnesota limited liability company), was formed on June 16, 2003 for the purpose of developing, owning and operating a horse race track and card room north of Minneapolis, Minnesota, in Anoka County.  North Metro Harness Initiative, LLC (North Metro) is in the process of purchasing land obtaining zoning permits and regulatory approvals for its proposed operations.

The Company, through Southwest Missouri Gaming, LLC is also in the process of obtaining state and local regulatory approval and acquiring property for a riverboat casino in Rockaway Beach, Missouri.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited financial statements contained herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the accompanying financial statements. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for a full year.

These financial statements should be read in conjunction with the financial statements and notes included in the Company’s financial statements for the year ended December 31, 2003.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Southwest Casino and Hotel Corp. and its wholly-owned subsidiaries. All material inter-company transactions and balances have been eliminated in consolidation.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has incurred losses during the six months ended June 30, 2004 and is evaluating its ability to realize the estimated deferred tax assets.  As a result, the Company has not recorded additional deferred tax assets related to net operating losses for the six months ended June 30, 2004, as the realization of those assets is not assured.

Deferred Financing and Offering Costs

Costs associated with financing activities are capitalized and amortized over the life of the related debt. Offering costs incurred to raise equity are recorded as a deferred asset and charged against proceeds of the offering.

Investments

Investments in entities where the Company has more than a 20% but less than a 50% financial and voting interest are recorded on the equity method of accounting.  When the Company has an investment in excess of 50% but less than 100%, the Company consolidates the entity and adjusts the investment by minority interest holder for the portion of the income or loss allocable to the minority owner.

NOTE 3- PROMOTIONAL ALLOWANCES

Revenue does not include the retail amount of rooms, food and beverage provided gratuitously to customers, which was approximately $589,000 and $496,754 for the six months ended June 30, 2004 and 2003, respectively.

NOTE 4- INVESTMENT

During the six months ended June 30, 2004 the Company established a separate entity (Southwest Missouri Gaming, LLC, or SMG) to own and operate a riverboat casino in Rockaway Beach, Missouri. The Company owns 30% of SMG for an initial contribution of $3,000,000 and 70% of SMG is owned by an unrelated party for $7,000,000. Amounts previously expended by the Company will be counted as part of the Company’s initial contribution. In the event the Riverboat Casino is approved, additional debt and equity financing of up to $110,000,000 is anticipated to complete the project. As of June 30, 2004 the Company has capitalized investment costs of $844,116 relating to this project.

As part of the establishment of SMG, the Company assigned agreements related to land options and development of land, buildings and related property for the riverboat casino.  The Company committed an additional investment in SMG such that the Company’s total investment is expected to be approximately $4,000,000 through completion of the ballot initiative discussed below.

On August 3, 2004 the ballot initiative to allow the operation of a riverboat casino at Rockaway Beach, Missouri was defeated by Missouri voters. Along with the City of Rockaway Beach, Missouri, the Company is evaluating whether to continue to pursue this opportunity.  The Company’s investment in SMG as of June 30, 2004 and any additional investment made after June 30, 2004 are expected to result in an additional loss to the Company of approximately $2,000,000 during the quarter ended September 30, 2004.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Upon establishing SMG, the Company adopted the equity method of accounting for its investment in SMG.  Accordingly, the Company’s allocable portion of net income (loss) has been identified as equity earnings (loss) of unconsolidated subsidiaries on the accompanying consolidated income statement.  For the 6 months ended June 30, 2004 and 2003, the total loss related to the Rockaway Beach, Missouri development activities was $901,859 and $491,770, respectively.

NOTE 5- LINE OF CREDIT

The Company may borrow up to $450,000 under a revolving line of credit.  Interest is payable at a variable rate (5.25% as of June 30, 2004). The line is due January 19, 2005, and is collateralized by substantially all assets.  At June 30, 2004 the line had a balance of $446,292 with $3,708 available to draw.  The line of credit is included in notes payable on the accompanying balance sheet.

The Company has entered into a collateral agreement and promissory note to collateralize a $500,000 bond related to the development of North Metro Harness Initiative, LLC. The promissory note is due on June 1, 2005, with a variable interest ratio (currently 5%). At June 30, 2004, the note had not been drawn. The note is personally guaranteed by three stockholders of the Company.

NOTE 6- CONVERTIBLE DEMAND NOTES

During the six months ended June of 2004 the Company issued $2,632,000 of convertible demand notes. The notes accrue interest at 8%, and are due on September 27, 2004. The notes are convertible at a rate of $.50 per common share of the Company’s stock, and accrued interest may also be converted at the same rate. The notes automatically convert on the due date or upon the completion of a merger transaction with a publicly traded company.

NOTE 7- LONG-TERM DEBT

During the six months ended June 30, 2004, the Company received approximately $1,145,000 from the proceeds of debt financing of equipment and software for its casino operations. The debt has an interest rate of 14.2%, and is due in monthly installments of principal and interest of approximately $34,900, with a maturity date of February 1, 2007.

Minimum principal payments on long-term debt, excluding capital leases, through the maturity of the debt are as follows:

Twelve Months Ended June 30,	Amount
2005	$284,008
2006	327,144
2007	460,387

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8- STOCKHOLDERS’ EQUITY

The Company has authorized the issuance of up to 21,000,000 shares of Series C Convertible Preferred Stock, (Preferred Stock) with a par value of $.01.  The Preferred Stock is convertible to common stock at a rate of one share of Preferred Stock for one share of common stock.  The Preferred Stock is convertible at the option of the holder, or automatically upon the completion of a public offering with proceeds in excess of $5,000,000, upon merger, consolidation or reorganization of the Company, or upon a vote by the majority of the stockholders of the Preferred Stock. The Preferred Stock has voting rights that are the same as common stockholders. The Preferred Stock is eligible for dividends with the same rights as common stockholders. Upon involuntary liquidation, the holders of Preferred Stock are entitled to a payment of up to $.55 per share plus any accrued and unpaid dividends from the proceeds of the liquidation prior to payment of liquidation proceeds to the common stockholders. In the event of a split or reverse split of common stock, the conversion ratio related to the common stock shall also be applicable to the outstanding shares of the Preferred Stock.

Common and preferred stock are subject to redemption, at the discretion of the board of directors, at fair market value in the event an owner of stock becomes a disqualified holder. A disqualified holder is a stockholder that refuses to provide information to the Company or applicable gaming authorities that may result in the disapproval modification or non renewal of any contract license or franchise related to the gaming operations of the Company.

During the six months ended June 30, 2004, the Company issued 375,000 shares in exchange for personal guarantees of a promissory note (see note 5).

During the six months ended June 30, 2004 the Company received an amended term sheet from a placement agent who proposed to sell, on behalf of the Company, 6,666,666 shares for common stock for offering proceeds of $10,000,000. In addition to those shares, the Company would issue warrants to purchase 833,333 shares of its common stock at a price of $3.00 per share to investors. These warrants would have a term of 5 years and would be subject to a call at $.01 per share based on conditions outlined in the term sheet. The term sheet includes compensation to the placement agent of $1,300,000 and warrants to purchase up to 83,333 shares of stock at a price of $3.00 per share. Final terms of this offering will be subject to negotiation with investors and may differ substantially from the terms proposed by that placement agent. The Company can not provide assurance that the terms of any financing offered by an investor will be acceptable to the Company or that this financing will be completed. As of June 30, 2004 the Company had received no proceeds from the above financing.

NOTE 9- STOCK WARRANTS

At June 30, 2004, the Company had 1,425,000 shares of common stock reserved for the exercise of warrants that have been granted in connection with debt and equity offerings and in lieu of cash payment for services provided.  The warrants are exercisable at prices ranging from $.06 to $.10 as of June 30, 2004.  The warrants expire at various times through April 13, 2009. The weighted average exercise price of warrants issued during the six months ended June 30, 2004 was $.06 per share.

NOTE 10- DISCONTINUED OPERATIONS AND IMPAIRMENT

During 2003, as a result of continued losses from operations, the Company decided to discontinue the operation of its casino in Deadwood, South Dakota.  As a result, during 2004, the Company sold or abandoned certain assets and transferred the remaining assets to other casino operations.  As of December 31, 2003, the value of the assets sold was recorded as assets held for sale on the accompanying balance sheet.  For the year ended December 31, 2003, the Company recorded a loss of $282,550 for the difference between the net book value of the assets sold or abandoned and the net proceeds received subsequent to December 31, 2003.  During the six months ended June 30, 2004, the Company incurred an additional loss on disposal of assets of approximately $50 related to this discontinued operation.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Revenues from the Deadwood Casino totaled approximately $263,187 and $671,382 for the six months ended June 30, 2004 and 2003, respectively, and are included in the casino operations segment.

NOTE 11- RELATED PARTY TRANSATIONS

The Company has a liability to certain officers and stockholders for unpaid compensation and expense reimbursements of $249,820 and $354,513 as of June 30, 2004 and 2003, respectively. In addition, the Company owes SMG $442,117 related to its investment in SMG.

NOTE 12- SEGMENT INFORMATION

Segment information related to the six months ended June 30, 2004 follows:

	Casino Operations	Casino Management	Casino Development	Reconciling Items	Total
Revenues	$8,388,246	$2,378,765	$—	$(263,187)	$10,503,824
Interest revenue	—	7,792	—	—	7,792
Interest expense	534,403	25,432	—	—	559,835
Depreciation and amortization	980,565	48,418	—	(34,322)	994,661
Segment profit (loss) before income taxes	(278,523)	924,834	(1,109,464)	796,567	333,414
Income tax expense (benefit)	(111,400)	369,500	(258,100)	133,000	133,000
Segment assets	15,366,124	4,695,093	2,055,166	—	22,116,383
Expenditures for segment assets	1,443,053	4,856	677,035	—	2,124,944

Segment information related to the six months ended June 30, 2003 follows:

	Casino Operations	Casino Management	Casino Development	Reconciling Items	Total
Revenues	$8,395,437	$1,672,248	$—	$(671,382)	$9,396,303
Interest revenue	—	62,691	—	—	62,291
Interest expense	480,623	18,453	—	(21)	499,055
Depreciation and amortization	887,950	6,135	—	(103,272)	790,813
Segment profit (loss) before income taxes	(333,224)	527,003	(716,111)	474,744	(47,588)
Income tax expense (benefit)	(70,947)	112,900	(153,500)	101,347	(10,200)
Segment assets	15,804,801	3,649,815	140,233	—	19,594,849
Expenditures for segment assets	508,668	8,184	73,707	—	590,559

Reconciling items include adjustments related to discontinued operations and the equity method investment loss.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13- LAND OPTION AGREEMENTS

The Company, through North Metro Harness Initiative, LLC, has a real estate option agreement for the purchase of approximately 165 acres of land. The option agreement commenced on March 1, 2003 and shall expire on August 1, 2005. Payments under the option agreement include $30,000 for the first four months of the option term, $15,000 per month during the next seven months of the option term and $20,000 per month for the next twelve months of the option term and $40,000 per month for the remaining term of the option. The purchase price of the land ranges from $7,775,000 to $8,450,000 during the remaining term of the option, depending on the date the option is exercised. The purchase price of the land will be reduced by amounts previously paid for the option.

The Company, through North Metro Harness Initiative, LLC, has a real estate option agreement for the purchase of approximately 13.4 acres of land. The option agreement commenced on July 17, 2003 and will expire on July 18, 2005. Payments under the option agreement include $1,000 for the first 4 months of the option term, $1,000 per month during the next 7 months of the option term and $2, 000 per month for the remaining term of the option. If the property is purchased during the first 12 months of the option term, the purchase price of the property has been fixed at $650,000. If the property is purchased during the second 12 months of the option term, the purchase price of the property has been fixed at $700,000. The purchase price of the land will be reduced by amounts previously paid for the option.

NOTE 14- COMMITMENTS AND CONTINGENCIES

The Company, through North Metro Harness Initiative, LLC, has entered into an agreement for the development of the land, building and related property to operate a race track and card room. Fees related to the agreement total 3% of the project cost, which is defined as the total development cost less the cost to purchase the land. The agreement began on May 1, 2003, and continues until the completion of the project, unless earlier terminated. Fees are payable at a rate of $6,000 per month, plus applicable out of pocket expenses, beginning on May 1, 2003. Upon the start of construction, two thirds of the expected fee (less previous monthly payments) is due. If the agreement is terminated prior to the completion of the project, any unpaid fees are determined based on the completed status of the project at the time of termination, as defined in the agreement.

The Company has entered into consulting agreements with non-related parties to monitor legislation and perform lobbying activities, and other public relations and development activities related to establishing and developing the race track, card room and riverboat casino. The agreements are generally on a month-to-month basis, and may be terminated by either party to the agreement. The Company has monthly obligations related to these agreements of approximately $24,000 per month.

During the years ended December 31, 2003 and 2002, an employee issued and cashed Company checks and deposited the amounts to the employee’s personal accounts. During January 2004 the employee left the employment of the Company. The Company intends to initiate a cause of action against the former employee to recover the lost amount. The Company has insurance coverage which is anticipated to cover a portion of the claim against the former employee, but the Company does not anticipate recovery from the former employee. Management estimates that the amount related to the potential insurance recovery totals $100,000 and $200,000 as of June 30, 2004 and 2003, respectively.

The Company has amended its capital lease agreement. Under the amendments, the lease of the Deadwood, South Dakota property was terminated effective March 10, 2004. In addition, the Company obtained the option to purchase the remainder of the property under capital lease located in Cripple Creek, Colorado for $5,250,000 plus assumption of certain liabilities. The option to purchase the properties expires on February 28, 2005.

SOUTHWEST CASINO AND HOTEL CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

During the six months ended June 30, 2004, the Company entered into a purchase agreement to sell 50% of its ownership interest in North Metro Harness Initiative, LLC. The agreement requires the Company to contribute $2,500,000 (including amounts previously expended), for its 50% interest, and the buyer to contribute $7,500,000 for its 50% interest in North Metro Harness Initiative, LLC, contingent upon approval of the casino and race track by the Minnesota Racing Commission.  Until approval is received, the buyer’s contribution and allocation of losses is limited to $10,000. As of June 30, 2004 the Company has contributed approximately $1,683,000 (including amounts previously expended) of the $2,500,000 required contribution.

NOTE 15- SUBSEQUENT EVENTS

On July 22, 2004, Lone Moose Adventures, Inc. (now Southwest Casino Corporation), a Nevada corporation; Lone Moose Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of Lone Moose, and Southwest Casino and Hotel Corp., a Minnesota corporation, consummated a reorganization under the Agreement and Plan of Reorganization dated July 14, 2004, by and among Lone Moose, Lone Moose Acquisition Corporation, Southwest Casino and Hotel Corp. and certain shareholders of Lone Moose. Under the Reorganization Agreement, Lone Moose Acquisition Inc. merged with and into Southwest Casino and Hotel Corp. Southwest Casino and Hotel Corp. was the surviving corporation in that merger and became a wholly-owned subsidiary of Lone Moose Adventures, Inc., which changed its name to Southwest Casino Corporation. Southwest Casino and Hotel Corp. is now a wholly-owned operating subsidiary of Southwest Casino Corporation.

Under the terms of the Reorganization Agreement Lone Moose Adventures, Inc. acquired 100% of the issued and outstanding shares of common stock, series C convertible preferred stock and other convertible securities of Southwest Casino and Hotel, Corp. in consideration for the issuance of 16,143,792 shares of Lone Moose Adventures Inc. common stock to shareholders of Southwest Casino and Hotel Corp. The agreement represents a recapitalization of the Company with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangible is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. The Company emerged as the surviving financial reporting entity under the agreement.

On August 18, 2004, the Company received a letter of commitment for debt financing up to $37,250,000, which is composed of an approximate $33,000,000 first mortgage loan and an approximate $4,250,000 mezzanine loan.  The loan commitment is approximately 79% of the expected total project cost of the race track and card room, with the remaining 21% to be provided in the form of equity by the Company.  Terms of the first mortgage loan include a 10 year amortization with interest at a variable rate (2.00% above prime rate) with a floor of 7%.  In addition 50% of net available cash flow (after scheduled debt service and income taxes) will be required to be held in an account to redeem the debt, up to a $10,000,000 maximum.  Security for the loan will include a first mortgage corporate guarantee of the Company, and security interests in other assets of the Company.  Terms of the mezzanine loan include a 5 year amortization with interest at a fixed, not to exceed, 20% annual coupon rate.  This term loan will be evidenced by a second mortgage and will be subordinate in every way to the first mortgage loan.  The closing and funding of both loans is expected to occur by November 15, 2004.

SOUTHWEST CASINO CORPORATION

Table of Contents

UNAUDITED PRO FORMA FINANCIAL STATEMENTS AND ACCOMPANYING FOOTNOTES OF SOUTHWEST CASINO CORPORATION (UNAUDITED)

Pro Forma Balance Sheet (Unaudited)	F-38
Pro Forma Statement of Operations for Six Months Ended June 30, 2004 (Unaudited)	F-39
Pro Forma Statement of Operations for the Year Ended December 31, 2003	F-40
Notes to Unaudited Pro Forma Financial Statements	F-41

SOUTHWEST CASINO CORPORATION

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements of Lone Moose Adventures, Inc. (Lone Moose or the Company) have been prepared to indicate how the financial statements of the Company might have looked if the merger with Southwest Casino and Hotel Corp. and transactions related to that merger had occurred as of the beginning of the period presented.

The unaudited pro forma financial statements have been prepared using the unaudited financial statements of Lone Moose and Southwest Casino and Hotel Corp. as of and for the six months ended June 30, 2004. The June 30, 2004 historical financial statements of Lone Moose are based on Lone Moose changing its year end to December 31, 2003. Thus, the Lone Moose historical numbers for June 30, 2004 include the three month activity from January 1, 2004 to March 31, 2004 (which are also included in the December 31, 2003 pro forma statement of operations) and the three months ended June 30, 2004. Because the Company is considered a Shell Company, the merger will be treated as a recapitalization of Lone Moose.

The unaudited pro forma condensed financial statements are based on the estimates and assumptions stated in the notes to these financial statements, which are preliminary and have been made solely for purposes of developing this pro forma information. The unaudited pro forma financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

The unaudited pro forma financial statements are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of Lone Moose and Southwest Casino and Hotel Corp.

Southwest Casino Corporation

Unaudited Pro Forma Balance Sheet June 30, 2004

	Historical
	Lone Moose	Southwest Casino	Pro Forma
	Adventures, Inc.	and Hotel, Corp	Adjustments	Notes	Combined

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$1,545	$918,522	$73,455	(1)(4)	$993,522

Escrow -Convertible Demand Notes	—	1,782,000	—		1,782,000
Accounts Receivable	1,142	571,706	(1,142)	(4)	571,706
Inventory	—	153,419	—		153,419
Prepaid Expenses	—	763,407	—		763,407
Other Current Assets	—	—	—		—
Total Current Assets	2,687	4,189,054	72,313		4,264,054
PROPERTY AND EQUIPMENT,NET	25,750	14,526,412	(25,750)	(4)	14,526,412
OTHER ASSETS
Contract Rights	—	1,486,930	—		1,486,930
Deposits	—	148,265	—		148,265
Other Investments	—	844,117	—		844,117
Deferred Taxes	—	842,000	—		842,000
Other Assets	—	79,605	—		79,605
Total Other Assets	—	3,400,917	—		3,400,917
Total Assets	$28,437	$22,116,383	$46,563		$22,191,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$—	$997,978	$—		$997,978
Convertible Demand Notes	—	2,632,000	(2,632,000)	(3)	—
Convertible Subordinate Debenture	—	362,500	—		362,500
Notes Payable	—	446,292	—		446,292
Accounts Payable	45,608	1,298,334	(45,608)	(4)	1,298,334
Accrued Expenses	1,717	903,559	(1,717)	(4)	903,559
Accrued Liabilities - Related Parties	—	721,545	—		721,545
Total Current Liabilities	47,325	7,362,208	(2,679,325)		4,730,208

LONG TERM LIABILITIES NET OF CURRENT PORTION	—	8,270,035	—		8,270,035
STOCKHOLDERS’ EQUITY
Preferred Stock	—	161,350	(161,350)	(3)	—
Common Stock	430	108,886	201	(1)	19,250
			887	(2)(5)
			(91,154)	(3)
Additional Paid in Capital-Preferred Warrants	—	2,500	—		2,500
Additional Paid in Capital	59,440	13,329,718	74,799	(1)	16,654,013
			269,130	(2)
			18,888	(4)
			2,902,038	(3)(5)
Retained Earnings	(78,758)	(7,118,314)	(287,551)	(2)(5)	(7,484,623)
Total Stockholders’ Equity	(18,888)	6,484,140	2,725,888		9,191,140
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,437	$22,116,383	$46,563		$22,191,383

Southwest Casino Corporation

Unaudited Pro Forma Statement of Operations For The Six Months Ended June 30, 2004

	Historical
	Lone Moose	Southwest Casino	Pro Forma
	Adventures, Inc.	and Hotel Corp	Adjustments	Notes	Combined

Revenues	$3,684	$10,503,824	$(3,684)	(8)	$10,503,824

Expenses:
Casino	—	5,860,145	—		5,860,145
Food and Beverage/Hotel	—	760,482	—		760,482
Coporate Expense	—	1,397,092	—		1,397,092
Project Development Costs	—	569,479	—		569,479
Entertainment	—	40,810	—		40,810
Depreciation and Amortization	—	994,661	—		994,661
General And Administrative	25,153	—	(25,153)	(8)	—

Total Expenses	25,153	9,622,669	(25,153)		9,622,669

Income (Loss) from Operations	(21,469)	881,155	21,469		881,155

OTHER INCOME AND EXPENSES:
Other income (expenses),net	—	4,302	—		4,302
Interest Income	—	7,792	—		7,792
Interest Expense	—	(559,835)	—		(559,835)

Total Other Income (Expenses)	—	(547,741)	—		(547,741)

Income (Loss) From Continuing Operations Before Income Taxes	(21,469)	333,414	21,469		333,414

Income Taxes	—	(133,000)	—		(133,000)
Minority Interest in income of consolidated subsidiaries	—	10,000	—		10,000
Equity in earnings of unconsolidated subsidiaries net of tax benefit	—	(449,585)	—		(449,585)

Loss From Conituing Operations Before Nonrecurring Charges or Credits Directly Attributable to the Transaction	$(21,469)	$(239,171)	$21,469		$(239,171)

Loss per common shares basic and diluted	$(0.05)	$(0.02)			$(0.01)

Weighted average common shares outstanding basic and dilutive	429,680	10,725,796			19,250,386

(8) Reverse out Lone Moose Adventures, Inc. activity.

SOUTHWEST CASINO CORPORATION

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

BASIS OF PRESENTATION

On July 22, 2004, Lone Moose Adventures, Inc. (now Southwest Casino Corporation), a Nevada corporation; Lone Moose Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of Lone Moose, and Southwest Casino and Hotel Corp., a Minnesota corporation, consummated a reorganization under the Agreement and Plan of Reorganization dated July 14, 2004, by and among Lone Moose, Lone Moose Acquisition Corporation, Southwest Casino and Hotel Corp. and certain shareholders of Lone Moose. Under the Reorganization Agreement, Lone Moose Acquisition merged with and into Southwest Casino and Hotel Corp. Southwest Casino and Hotel Corp. was the surviving corporation in that merger and became a wholly-owned subsidiary of Lone Moose.  Lone Moose changed its name to Southwest Casino Corporation. Southwest Casino and Hotel Corp. is now a wholly-owned operating subsidiary of Southwest Casino Corporation.

Under the terms of the Reorganization Agreement, Lone Moose acquired 100% of the issued and outstanding shares of common stock, series C convertible preferred stock and other convertible securities of Southwest Casino and Hotel Corp. in consideration for the issuance of 16,161,343 shares of Lone Moose common stock to shareholders of Southwest Casino Corporation. The reorganization is a recapitalization of the Company with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangible is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. The Company (now named Southwest Casino Corporation) emerged as the surviving financial reporting entity under the agreement.

PROFORMA ADJUSTMENTS

1.     The historical financial statements of Lone Moose included in these pro forma financial statements as of and for the six month period ended June 30, 2004 excluded $75,000 of cash received  and held by the Company pending closing of the reorganization. Lone Moose received this money from principal shareholders of Southwest Casino and Hotel Corp for the purchase of 1,500,000 (post-split) shares of Lone Moose common stock.  Instead this entry was recorded as a pro forma adjustment in the accompanying unaudited pro forma combined financial statements.

2.     Represents the fair market value of 869,685 (post-split) restricted shares issued to third parties for services rendered as part of the reorganization.

3.     The historical financial statements of Lone Moose included in these pro forma financial statements as of and for the six month period ended June 30, 2004 excluded a 7.4672 forward stock split and the issuance of 16,161,343 shares of Lone Moose common stock to former Southwest Casino and Hotel Corp. shareholders upon the conversion of all the outstanding common stock and preferred stock (and other securities) of Southwest Casino and Hotel Corp. Instead this entry was recorded as a pro forma adjustment in the accompanying unaudited pro forma combined financial statements.

4.     As part of the reorganization, two shareholders of Lone Moose each cancelled 1,244,596 (post-split) or 2,489,192 aggregate (post-split) shares of their common stock for the remaining net assets and liabilities of Lone Moose Adventures, Inc. The operations of Lone Moose, Inc. have been adjusted out of the pro forma statement of operations for the six months ended June 30, 2004 to better reflect operations. This transaction was recorded as a pro forma adjustment in the accompanying un-audited pro forma combined financial statements.

5.     As part of the reorganization, interest that accrued on the convertible demand notes as of July 22, 2004 of $17,551 was converted to common stock of Southwest Casino Corporation at $1.00 per share. Thus 17,551 of additional shares were issued in July 2004.

6.     The Lone Moose historical statement of operations for six months ended June 30, 2004 was presented based on the Company changing its year end from March 31 to December 31. Thus, the Lone Moose historical numbers for June 30, 2004 include the three month activity from January 1, 2004 to March 31, 2004 (which are also included in the December 31, 2003 pro forma statement of operations) and the three months ended June 30, 2004. The following amounts are presented in both June 30, 2004 and December 31 2003 historical statement of operations for Lone Moose:

Revenue	$1,742
Expenses	(13,966)
Loss	$(12,224)

7.     The pro forma statement of operations for the six months ended June 30, 2004 do not reflect the following transactions:

a.     Estimated fair value of services rendered of $270,000 for shares issued as part of the reorganization.

b.     Interest expense of $17,551 accrued on the convertible demand notes, which was converted to common stock subsequent to June 30, 2004.

SOUTHWEST CASINO CORPORATION

Unaudited Pro Forma Statement  of Operations For The Year Ended December 31, 2003

	Historical
	Lone Moose	Southwest Casino	Pro Forma
	Adventures, Inc.	and Hotel, Corp	Adjustments	Notes	Combined

Revenues	$6,468	$19,473,174	$(6,468)	(1)	$19,473,174

Expenses:
Casino	—	11,758,754	—		11,758,754
Food and Beverage/Hotel	—	1,435,333	—		1,435,333
Corporate Expense	—	2,625,847	—		2,625,847
Project Development Costs	—	1,551,422	—		1,551,422
Entertainment	—	278,535	—		278,535
Depreciation and Amortization	—	1,604,794	—		1,604,794
General And Administrative	52,488	—	(52,488)	(1)	—

Total Expenses	52,488	19,254,685	(52,488)		19,254,685

Income (Loss) from Operations	(46,020)	218,489	46,020		218,489

OTHER INCOME AND EXPENSES:
Other income (expenses),net	—	54,485	—		54,485
Interest Income	—	97,100	—		97,100
Interest Expense	—	(1,055,575)	—		(1,055,575)

Total Other Income (Expenses)	—	(903,990)	—		(903,990)

Loss form continuing operations before before income taxes	(46,020)	(685,501)	46,020		(685,501)

Income Taxes	—	106,847	—		106,847

Loss From Conituing Operations Before Nonrecurring Charges or Credits Directly Attributable to the Transaction	(46,020)	$(578,654)	$46,020		$(578,654)

Loss per common share basic and diluted	$(0.11)	$(0.08)			$(0.03)

Weighted Average Common Shares Outstanding basic and diluted	429,680	7,444,447			19,250,386

(1) Reverse out Lone Moose Adventures, Inc. activity.

SOUTHWEST CASINO CORPORATION

NOTE TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

The unaudited pro forma statement of operations for the year ended December 31, 2003 was prepared using the historical statement of operations for Lone Moose Adventures, Inc. for the year ended March 31, 2004 and the historical statement of operations for Southwest Casino and Hotel Corp. for the year ended December 31, 2003.

Part III

Index to Exhibits.

Please see also the Exhibit Index included in this Current Report on Form 8-K.

Exhibit No.	Exhibit

2.1

Agreement and Plan of Reorganization, dated July 14, 2004, by and among Lone Moose Adventures, Inc., Lone Moose Acquisition Corporation., Southwest Casino and Hotel Corp. certain of the shareholders of Lone Moose.

2.2	Asset Purchase Agreement, dated July 14, 2004, by and among Lone Moose Adventures, Inc., Christopher B. Glover and Michael C. Brown

3.1	Amendment to Articles of Incorporation of Lone Moose Adventures, Inc.

3.2	Articles of Incorporation of Lone Moose Adventures, Inc. as amended

3.3	Bylaws of Lone Moose Adventures, Inc.

4.1	Assumption Agreement, dated July 22, 2004, by and between Southwest Casino Corporation (f/k/a Lone Moose Adventures, Inc.) and Southwest Casino and Hotel Corp.

4.2	Registration Rights Agreement, dated June 29, 2004, by and among Lone Moose Adventures, Inc., David C. Merrell and Jenson Service, Inc.

4.3	Form of Lock-Up/Leak-Out Agreement between Lone Moose and certain Lone Moose shareholders and affiliates of Southwest Casino

4.4*	Warrant, dated July 22, 2004, between Lone Moose Adventures, Inc. and MBC

4.5	Registration Rights Agreement, dated June 29, 2004, by and among Southwest Casino and Hotel Corp. and the 8% convertible demand note holders

4.6*	Warrant, dated July 22, 2004, between Lone Moose Adventures, Inc. and various holders

10.1	2004 Stock Incentive Plan

10.2	Option Agreement dated July 1, 2004, between Southwest Casino and James B. Druck

10.3	Option Agreement dated July 1, 2004, between Southwest Casino and Jeffrey S. Halpern

10.4	Option Agreement dated July 1, 2004, between Southwest Casino and Thomas E. Fox

10.5	Third Amended and Restated Gaming Management Agreement dated June 16, 1995 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casino and Hotel Corp.

10.6	Amendment No. 2 to Third Amended and Restated Gaming Management Agreement dated June 5, 1999 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casino and Hotel Corp.

10.7	Amendment No. 3 to Third Amended and Restated Gaming Management Agreement dated November 13, 2000 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casino and Hotel Corp.

10.8	Amendment No. 7 to Third Amended and Restated Gaming Management Agreement dated September 4, 2003 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casino and Hotel Corp.

10.9	Amendment No. 8 to Third Amended and Restated Gaming Management Agreement dated September 4, 2003 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casio and Hotel Corp.

10.10	Member Control Agreement of North Metro Harness Initiative, LLC, dated June 8, 2004

10.11	BLN Office Park Lease, dated February 24, 1995, between Southwest Casino and Hotel Corp. and BLN Office Park Associates, as amended

10.12

Lease dated March 1999, by and between Cripple Creek Development Corp. d/b/a Gold Rush Hotel & Casino, Blue Building Development, Inc. d/b/a Gold Digger’s Casino, Mark Brockley, Annesse Brockley, Gold Rush I, LLC and Southwest Casino and Hotel Corp., as amended

10.13	Employment Agreement, dated effective July 1, 2004, between Southwest Casino and Hotel Corp. and James B. Druck

10.14	Employment Agreement, dated effective July 1, 2004, between Southwest Casino and Hotel Corp. and Jeffrey S. Halpern

10.15	Employment Agreement, dated effective July 1, 2004, between Southwest Casino and Hotel Corp. and Thomas E. Fox

10.16	Master Equipment Lease Agreement, dated December 30, 2003, by and between and Southwest Casino and Hotel Corp. and PDS Gaming Corporation - Colorado

10.17	Form of Indemnification Agreements by and between Southwest Casino and Hotel Corp. and each of James B. Druck, Jeffery S. Halpern and Thomas E. Fox

10.18	Indemnification Agreement, dated June 29, 2004, by and between Lone Moose Adventures, Inc. and David C. Merrell

10.19	Introduction Agreement, dated June 29, 2004, by and between Lone Moose Adventures, Inc. and Jenson Services, Inc.

10.20	Promissory Note, dated December 4, 2003, by Southwest Casino and Hotel Corp. to Associated Bank Minnesota, N.A..

10.21	Commitment Letter, dated October 14, 2003, by and between Southwest Casino and Hotel Corp. and Oppenheimer & Co. Inc.

10.22	Member Control Agreement, dated June 14, 2004, by and between SW Missouri, LLC and Southwest Casino and Hotel Corp.

10.23	Operating Agreement of Southwest Missouri Gaming, LLC dated June 16, 2004

10.24	Management Agreement dated June 16, 2004 by and among Southwest Missouri Gaming, LLC, Robert E. Low and W Missouri, LLC.

10.25	Stipulation and Agreement, dated June 17, 2004, by and among Southwest Casino and Hotel Corp., and the Colorado Division of Gaming

21.1	List of Subsidiaries of Southwest Casino Corporation

23.1	Consent of Eide Bailly LLP, independent public accountants

*To be filed by amendment.

Form 8-K

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers..

On July 22, 2004, under the reorganization agreement, Christopher B. Glover and Michael C. Brown resigned from the Lone Moose Board of Directors and from all of their positions as officers of Lone Moose.  The number of members on the Lone Moose Board of Directors was increased to three and James B. Druck, Jeffrey S. Halpern and Thomas E. Fox were appointed to serve by the prior Board members (immediately before their resignation.)  The following persons were appointed to serve as officers of Lone Moose immediately after the effective time of the reorganization:  James B. Druck as Chief Executive Officer and Secretary, Jeffrey S. Halpern as Chairman of the Board of Directors and Thomas E. Fox as President, Chief Operating Officer and Chief Financial Officer.

Item 9.01   Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

The following financial statements of Southwest Casino and Hotel Corp. and report of Eide Bailly LLP, Southwest Casino’s independent public accountants, are included in this Current Report on Form 8-K:

1.                                       Report of Eide Bailly LLP.

2.                                       Financial Statements and accompanying footnotes of Southwest Casino and Hotel Corp. at December 31, 2003 and 2002 (audited).

3.                                       Financial Statements and accompanying footnotes of Southwest Casino and Hotel Corp. at June 30, 2004 and 2003 (unaudited).

(b)                               Pro Forma Financial Information.

The Southwest Casino Corporation unaudited Pro Forma financial statements for the period ending June 30, 2004 are included in this Current Report on Form 8-K.

(c)                                Exhibits.

An Exhibit Index to this Current Report on Form 8-K is included, immediately after the signatures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: October 4, 2004

/s/ Thomas E. Fox
Thomas E. Fox, President

SOUTHWEST CASINO CORPORATION

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Exhibit	Method of Filing

2.1

Agreement and Plan of Reorganization, dated July 14, 2004, by and among Lone Moose Adventures, Inc., Lone Moose Acquisition Corporation., Southwest Casino and Hotel Corp. certain of the shareholders of Lone Moose.

Filed previously

2.2	Asset Purchase Agreement, dated July 14, 2004, by and among Lone Moose Adventures, Inc., Christopher B. Glover and Michael C. Brown	Filed previously

3.1	Amendment to Articles of Incorporation of Lone Moose Adventures, Inc.	Filed previously

3.2	Articles of Incorporation of Lone Moose Adventures, Inc., as amended	Incorporated by reference to Exhibit 3.1 contained in Lone Moose’s Registration Statement on Form SB-2 (File No.333-88810) and Exhibit 3 contained in Lone Moose’s Form 10-KSB

3.3	Bylaws of Lone Moose Adventures, Inc.	Incorporated by reference to Exhibit 3.2 contained in Lone Moose’s Registration Statement on Form SB-2 (File No.333-88810)

4.1	Assumption Agreement, dated July 22, 2004, by and between Southwest Casino Corporation (f/k/a Lone Moose Adventures, Inc.) and Southwest Casino and Hotel Corp.	Filed previously

4.2	Registration Rights Agreement, dated June 29, 2004, by and among Lone Moose Adventures, Inc., David C. Merrell and Jenson Service, Inc.	Filed previously

4.3	Form of Lock-Up/Leak-Out Agreement between Lone Moose and certain Lone Moose shareholders and affiliates of Southwest Casino	Filed previously

4.4*	Warrant, dated July 22, 2004, between Lone Moose Adventures, Inc. and MBC	Filed herewith electronically

4.5	Registration Rights Agreement, dated June 29, 2004, by and among Southwest Casino and Hotel Corp. and the 8% convertible demand note holders	Filed previously

4.6*	Warrant, dated July 22, 2004, between Lone Moose Adventures, Inc. and various holders	Filed herewith electronically

10.1	2004 Stock Incentive Plan	Filed previously

10.2	Option Agreement dated July 1, 2004, between Southwest Casino and James B. Druck	Filed herewith electronically

10.3	Option Agreement dated July 1, 2004, between Southwest Casino and Jeffrey S. Halpern	Filed herewith electronically

10.4	Option Agreement dated July 1, 2004, between Southwest Casino and Thomas E. Fox	Filed herewith electronically

10.5	Third Amended and Restated Gaming Management Agreement dated June 16, 1995 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casino and Hotel Corp.	Filed previously

10.6	Amendment No. 2 to Third Amended and Restated Gaming Management Agreement dated June 5, 1999 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casino and Hotel Corp.	Filed previously

10.7	Amendment No. 3 to Third Amended and Restated Gaming Management Agreement dated November 13, 2000 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casino and Hotel Corp.	Filed previously

10.8	Amendment No. 7 to Third Amended and Restated Gaming Management Agreement dated September 4, 2003 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casino and Hotel Corp.	Filed previously

10.9	Amendment No. 8 to Third Amended and Restated Gaming Management Agreement dated September 4, 2003 between The Cheyenne and Arapaho Tribes of Oklahoma and Southwest Casio and Hotel Corp.	Filed previously

10.10	Member Control Agreement of North Metro Harness Initiative, LLC, dated June 8, 2004	Filed previously

10.11	BLN Office Park Lease, dated February 24, 1995, between Southwest Casino and Hotel Corp. and BLN Office Park Associates, as amended	Filed previously

10.12

Lease dated March 1999, by and between Cripple Creek Development Corp. d/b/a Gold Rush Hotel & Casino, Blue Building Development, Inc. d/b/a Gold Digger’s Casino, Mark Brockley, Annesse Brockley, Gold Rush I, LLC and Southwest Casino and Hotel Corp., as amended

Filed previously

10.13	Employment Agreement, dated effective July 1, 2004, between Southwest Casino and Hotel Corp. and James B. Druck	Filed previously

10.14	Employment Agreement, dated effective July 1, 2004, between Southwest Casino and Hotel Corp. and Jeffrey S. Halpern	Filed previously

10.15	Employment Agreement, dated effective July 1, 2004, between Southwest Casino and Hotel Corp. and Thomas E. Fox	Filed previously

10.16	Master Lease Agreement, dated December 30, 2003, by and between and Southwest Casino and Hotel Corp. and PDS Gaming Corporation - Colorado	Filed previously

10.17	Form of Indemnification Agreements by and between Southwest Casino and Hotel Corp. and each of James B. Druck, Jeffery S. Halpern, Thomas E. Fox and Brian L. Foster	Filed herewith electronically

10.18	Indemnification Agreement, dated June 29, 2004, by and between Lone Moose Adventures, Inc. and David C. Merrell	Filed previously

10.19	Introduction Agreement, dated June 29, 2004, by and between Lone Moose Adventures, Inc. and Jenson Services, Inc.	Filed previously

10.20	Promissory Note, dated December 4, 2003, by Southwest Casino and Hotel Corp. to Associated Bank Minnesota, N.A.	Filed previously

10.21	Commitment Letter, dated October 14, 2003, by and between Southwest Casino and Hotel Corp. and Oppenheimer & Co. Inc.	Filed previously

10.22	Member Control Agreement, dated June 14, 2004, by and between SW Missouri, LLC and Southwest Casino and Hotel Corp.	Filed previously

10.23	Operating Agreement of Southwest Missouri Gaming, LLC dated June 16, 2004.	Filed previously

10.24	Management Agreement dated June 16, 2004 by and among Southwest Missouri Gaming, LLC, Robert E. Low and W Missouri, LLC.	Filed previously

10.25	Stipulation and Agreement, dated June 17, 2004, by and among Southwest Casino and Hotel Corp., and the Colorado Division of Gaming	Filed previously

21.1	List of Subsidiaries of Southwest Casino Corporation	Filed previously

23.1	Consent of Eide Bailly LLP, independent public accountants	Filed herewith electronically

*To be filed by amendment.